UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒ Definitive Proxy Statement
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☐ Soliciting Material under §240.14a-12
BERRY CORPORATION (bry)
(Name of Registrant as Specified In Its Charter)
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF BERRY CORPORATION (BRY)
TO BE HELD ON May 23, 2023

To the Valued Stockholders of Berry Corporation (bry):
The 2023 Annual Meeting of Stockholders (including any postponement or adjournment thereof, the “Annual Meeting”) of Berry Corporation (bry) (NASDAQ: BRY) (the “Company”) will be held in a hybrid format on May 23, 2023 at 10:00 A.M. ET: in person at 16000 North Dallas Parkway, Suite 500, Dallas, Texas 75248 with check-in beginning at 9:00 A.M. ET on that date, with concurrent virtual participation at www.virtualshareholdermeeting.com/BRY2023 with registration and log-in beginning at 9:45 A.M. ET on that date. Stockholders attending the meeting virtually will have the ability to fully participate in the Annual Meeting, including the ability to ask questions and vote during the meeting.

The Annual Meeting is being held for the following purposes:
1.To elect the five director nominees named in the accompanying proxy statement for the Annual Meeting (the “Proxy Statement”) to serve until the 2024 Annual Meeting of Stockholders or until the earlier of each such director's death, resignation, retirement, disqualification or removal; and
2.To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.
These proposals are further described in the accompanying Proxy Statement, which is being provided to you by the Company's Board of Directors (the “Board”) in connection with the Company's solicitation of proxies to be voted during the Annual Meeting. We will also transact such other business, and consider and take action, as appropriate, on such other matters that may properly come before the Annual Meeting.
The Board fixed the close of business on March 31, 2023, as the Record Date for determining the stockholders that have the right to receive notice of, attend, participate, and vote during the Annual Meeting. Please be sure to follow the instructions found in your proxy materials to register as a stockholder. Participants who are registered as stockholders and attending the meeting virtually will have the ability to fully participate in the Annual Meeting, including the ability to ask questions and vote during the meeting, from any remote location that has Internet connectivity.
Your vote is important to us. Regardless of whether you plan to attend the Annual Meeting, we hope you vote as soon as possible. You may vote your shares online (www.proxyvote.com) or by telephone (1-800-690-6903) in advance of the meeting; your vote must be submitted by 11:59 P.M. ET on May 22, 2023. You may also vote by mailing your proxy card in the pre-addressed envelope you will receive if you request printed proxy materials. Additionally, you may vote during the Annual Meeting either in person or virtually at www.virtualshareholdermeeting.com/BRY2023, even if you previously submitted your vote and wish to change it. If your shares are held in a bank or brokerage account, please refer to the proxy materials provided by your bank or broker for voting instructions. Please see the Proxy Statement for additional instructions on how to vote and attend the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
OF BERRY CORPORATION (BRY) TO BE HELD ON May 23, 2023

The Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, proxy card and our 2022 Annual Report to Stockholders (which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022) have been made available free of charge on our website at www.bry.com and www.proxyvote.com. Stockholders are being notified of the availability of these materials via the Company's delivery of a Notice of Annual Meeting of Stockholders commencing on or about April 10, 2023.
On behalf of the Company and the Board, thank you for your continued support.
By Order of the Board,

Jordan D. Scott
Vice President, General Counsel and Corporate Secretary
April 10, 2023

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BERRY CORPORATION (bry)
16000 N. Dallas Pkwy. Suite 500
Dallas, Texas 75248

PROXY STATEMENT
2023 ANNUAL MEETING OF STOCKHOLDERS
These proxy materials are being furnished to you by the Board of Directors (the “Board”) of Berry Corporation (bry), a Delaware corporation (NASDAQ: BRY), in connection with the solicitation of proxies for our 2023 Annual Meeting of Stockholders (including any postponement or adjournment thereof, the “Annual Meeting”), to be held in a hybrid format on May 23, 2023 at 10:00 A.M. ET: in person at 16000 North Dallas Parkway, Suite 500, Dallas, Texas 75248 with check-in beginning at 9:00 A.M. ET that day, with concurrent virtual participation at www.virtualshareholdermeeting.com/BRY2023 with registration and log-in beginning at 9:45 A.M. ET that day. The Annual Meeting is being held for the purposes summarized in the accompanying Notice of Annual Meeting of Stockholders and explained in this Proxy Statement.
The Board fixed the close of business on March 31, 2023, as the record date for determining the stockholders that have the right to receive notice of, attend, participate, and vote during the Annual Meeting (the “Record Date”). Please be sure to follow the instructions found in your proxy materials to register as a stockholder. If your shares are held in a bank or brokerage account, please refer to the proxy materials provided by your bank or broker for voting instructions. Participants who are registered as stockholders and attending the meeting virtually will have the ability to fully participate in the Annual Meeting, including the ability to ask questions and vote during the meeting, from any remote location that has Internet connectivity.
The Notice of Annual Meeting of Stockholders, this Proxy Statement, a proxy card and our 2022 Annual Report to Stockholders (which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022) (collectively, the “Proxy Materials”) have been made available free of charge on our website at www.bry.com and www.proxyvote.com. Stockholders are being notified of the availability of these materials via the Company's delivery of a Notice of Annual Meeting of Stockholders commencing on or about April 10, 2023.
We are using a U.S. Securities and Exchange Commission (“SEC”) rule that allows us to use the Internet as the primary means of furnishing the Proxy Materials to stockholders. You may follow the instructions in this Proxy Statement to elect to receive future Proxy Materials in print by mail or electronically by email. We encourage stockholders to take advantage of the availability of electronic Proxy Materials to help reduce the environmental impact, as well as the costs, of our annual stockholders meeting.

PROXY HIGHLIGHTS
Except as noted or as the context requires otherwise, when we use the terms “we,” “us,” “our,” “Berry” or the “Company,” or similar words in this Proxy Statement we are referring to Berry Corporation (bry) together with its wholly owned subsidiaries, (1) Berry Petroleum Company, LLC, through which we manage our exploration and production business (“E&P”), and (2) CJ Berry Well Services Management, LLC together with C&J Well Services, LLC (collectively, “C&J Well Services” or “CJWS”), through which we manage our well services business.
You have received these Proxy Materials because the Board is soliciting your proxy to vote your shares during the 2023 Annual Meeting. This Proxy Statement includes information that Berry is required to provide you under the SEC rules and is designed to assist you in voting your shares.
The following is a summary of certain information that is detailed elsewhere in this Proxy Statement; please note that this summary does not contain all the information you should consider in voting your shares. For additional information about the highlights provided here, please see the following sections of this Proxy Statement:
•“About the Annual Meeting” for additional information about the Annual Meeting, including how to vote, and the Proxy Materials;
•“About Berry” for additional information about our business;
•“Corporate Governance” for additional information about our corporate governance program; and
•“Social Responsibility and ESG” for additional information about our goals, commitments and practices with respect to important Environmental, Social and Governance (“ESG”) matters, including how we manage ESG-related risks, maximize ESG-related opportunities and engage with stakeholders on these important matters.
We urge you to read this Proxy Statement in its entirety, together with our 2022 Annual Report to Stockholders, which has been provided to you as part of these Proxy Materials, prior to voting.
Annual Meeting Information

2023 Annual Meeting of Stockholders

Date & Time:	Tuesday, May 23, 2023 at 10:00 A.M. ET
Location:
In person at 16000 North Dallas Parkway, Suite 500, Dallas, Texas 75248 (check-in begins at 9:00 A.M. ET)
Virtually via the Internet at www.virtualshareholdermeeting.com/BRY2023 (log-in begins at 9:45 A.M. ET)

Record Date:	March 31, 2023
The Annual Meeting will be held in a hybrid format on May 23, 2023 at 10:00 A.M. ET: in person at 16000 North Dallas Parkway, Suite 500, Dallas, Texas 75248, with concurrent virtual participation via the Internet at www.virtualshareholdermeeting.com/BRY2023.
Stockholders attending the meeting virtually will have the ability to fully participate in the Annual Meeting, including the ability to ask questions and vote during the meeting, from any remote location that has Internet connectivity. The virtual meeting platform is fully supported across most internet browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plug-ins. Participants should ensure that they have a sufficient Internet connection. Online access will open at 9:45 A.M. ET, 15 minutes prior to the start of the Annual Meeting, to allow time for you to log in and test your system and internet connectivity. We will offer live technical support for all stockholders attending the meeting If you should encounter any difficulties accessing or logging into the meeting, please call the technical support number that will be provided in the virtual meeting log-in page.
Stockholders have multiple opportunities to submit questions for the Annual Meeting, including live during the Annual Meeting. To the extent questions received by stockholders in connection with the Annual Meeting are material to investors generally, we will publish them and their respective answers following the meeting. Because we believe, and our track record shows, that the hybrid format makes attendance and participation at these meetings more accessible to our stockholders, we currently intend to continue using the hybrid format at our 2024 annual meeting and thereafter, assuming normal circumstances.
Voting Information
The following table summarizes the items that will be brought for a vote of our stockholders at the Annual Meeting, along with the recommendation of our Board as to how stockholders should vote on each item:

Proposals		Required Vote	The Board's Recommendation

1	Elect the five director nominees named in the Proxy Materials, each to serve a one-year term: •Renée Hornbaker •Anne Mariucci •Don Paul •Rajath Shourie •A. "Trem" Smith	Plurality of Votes Cast For Each Nominee	Vote FOR
2	Ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023	Majority of Votes Cast Affirmatively or Negatively	Vote FOR
Your vote is important. On or around April 10, 2023, we will begin delivering a Notice of Internet Availability of Proxy Materials and/or Proxy Materials to all Berry stockholders of record at the close of business on March 31, 2023, which is the Record Date set by the Board for the Annual Meeting. As a stockholder, you are entitled to one vote for each share of common stock you held on the Record Date. If your shares are held in a bank or brokerage account, please refer to the Proxy Materials provided by your bank or broker for voting instructions.

You can vote in any of the following ways:

How to Vote

: Online	www.proxyvote.com (Must vote by 11:59 P.M. ET on May 22, 2023)
) Call Toll-Free	1-800-690-6903 (Must vote by 11:59 P.M. ET on May 22, 2023)
* By Mail	Follow the instructions on your proxy card we have provided you
8 During the Annual Meeting (Virtually)	Shareholders attending the Annual Meeting virtually may vote by going to www.virtualshareholdermeeting.com/BRY2023.
? During the Annual Meeting (In Person)	Record holders may vote in person at the meeting. Beneficial owners of shares are invited to attend the meeting in person, but may not vote shares in person at the meeting unless they obtain a legal proxy from the shareholder of record of the shares.
2022 Company Highlights and Recent Events
We believe that the successful execution of our strategy across our low-declining, oil-weighted production base coupled with extensive inventory of identified drilling locations with attractive full-cycle economics will support our key objectives to (a) generate free cash flow to fund our operations, (b) optimize capital efficiency and (c) maximize stockholder returns. Historically, we have been able to generate attractive rates of return and positive free cash flow through typical commodity price cycles. We also strive to maintain a low leverage profile and explore attractive organic and strategic growth through commodity price cycles.
We seek to take advantage of our base production, which is the production that comes from existing, producing wells and is the foundation of our business model, and the visibility into our cash flow to maintain disciplined value creation and a returns-focused approach to capital allocation in order to generate excess free cash flow. Since our initial public offering in 2018, we have demonstrated our commitment to returning a substantial amount of capital to stockholders, returning approximately $328 million to our shareholders through dividends and share repurchases, representing 298% of our IPO proceeds. From our IPO through December 31, 2022, we repurchased approximately 14% of our outstanding shares.
In January 2022, we introduced our shareholder return model, which is designed to increase cash returns to our shareholders, further demonstrating our commitment to be a leading returner of capital to its shareholders. The model is based on our Adjusted Free Cash Flow(1) (formerly called Discretionary Free Cash Flow), a non-GAAP financial measure which is defined as cash flow from operations less regular fixed dividends and maintenance capital. Under this model, in 2022 we allocated Adjusted Free Cash Flow on a quarterly basis as follows: 60% predominantly in the form of cash variable dividends to be paid quarterly, as well as opportunistic debt repurchases;

and the other 40% to be used for opportunistic growth, including from our extensive inventory of drilling opportunities, advancing our short- and long-term sustainability initiatives, share repurchases, and/or capital retention.
In 2022, our business model was validated by our performance and the results we delivered. Highlights of our 2022 financial and operational results include:
•Delivered a record $189 million of shareholder returns, consisting of:
•$1.78 per share fixed and variable dividends, and
◦Five million shares repurchased, or 7% of current shares outstanding
•Produced net income of $250 million and Adjusted EBITDA(1) of $380 million
•Generated cash flows from operating activities of $361 million and Adjusted Free Cash Flow(1) of $200 million
•Increased proved reserves to 110 million boe and achieved reserve replacement of 236%, primarily through field extensions
__________
(1)    Please see “Non-GAAP Financial Measures and Reconciliations” in this Proxy Statement for the definitions of these non-GAAP financial measures, reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP and more information.
Berry delivered these returns while maintaining flat production levels, net of acquisition and divestiture activity, and by applying the right technology and reservoir management practices and increasing workover and sidetrack activity to access more of the oil resources in its assets.
Additionally, in November 2022, we announced a transformative leadership succession plan in connection with a refocused strategy for shareholder value creation and sharpened focus on shareholder return maximization. Among other changes to our executive leadership team, effective January 1, 2023:
•Our then Board Chair, President and Chief Executive Officer, A. “Trem” Smith was removed as President and Chief Executive Officer and transitioned to the position of Executive Chair of the Board;
•Our then Chief Operating Officer, Fernando Araujo, was promoted to Chief Executive Officer and the Chief Operating Officer position was eliminated;
•Our then-Executive Vice President, General Counsel and Corporate Secretary, Danielle Hunter, was promoted to President;
•Our then-Chief Accounting Officer Michael Helm, was promoted to Vice President, Chief Financial Officer; Mr. Helm also continues to serve as Chief Accounting Officer; and
•Our then Chief Financial Officer, Cary Baetz, was removed as Chief Financial Officer and continued to serve as a special advisor to management for a transition period from January 1, 2023 through March 3, 2023. Simultaneous with his termination of employment, Mr. Baetz also resigned from the Board effective as of March 3, 2023; his resignation from the Board was not due to any disagreement with us.
Our executive leadership team is sharply focused on optimizing our cost structure and capital allocation to drive even greater cash flow generation that can be returned to stockholders. We are already in the process of implementing cost reduction initiatives across the Company and identifying additional opportunities for driving operational efficiency and savings, which we believe we are well positioned to achieve while maintaining high operational standards, specifically including our health, safety and environmental commitments.
In early February 2023, we updated our shareholder return model, which now contemplates a quarterly fixed dividend of $0.12 per share (doubled from that paid in 2022) and modified allocations of Adjusted Free Cash Flow as follows: (a) 80% primarily in the form of opportunistic debt and share repurchases; and (b) 20% in the form of variable dividends. To that end, the Board also increased the authorization for share repurchases to $200 million (all of which is currently available); the Board previously authorized $75 million of debt repurchases all of which remains available.
Adjusted Free Cash Flow does not represent the total increase or decrease in our cash balance, and it should not be inferred that the entire amount of Adjusted Free Cash Flow is available for variable dividends, debt or share repurchases or other discretionary expenditures, since we have other non-discretionary expenditures that are not deducted from this measure. Any dividends (fixed or variable) actually paid will be determined by our Board in light of then existing conditions, including our earnings, financial condition, restrictions in financing agreements, business conditions and other factors.
Additional information about our business can be found in the “About Berry” section of this Proxy Statement as well as in our 2022 Annual Report to Stockholders (which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022), a copy of which was provided to you with these Proxy Materials.
Corporate Governance Highlights
2019 marked our first full year as a public company, and since that time we have consistently demonstrated our commitment to continuous improvement and best practices. We have adopted corporate policies and practices, including those highlighted below, that promote the effective functioning of our Company to maximize long-term stockholder value and ensure that our Company is managed with integrity and in the best interest of our stockholders and other key stakeholders. The Board has committed to routinely, and at least annually, review our corporate governance program (specifically including but not limited to standing corporate policies, procedures, and practices), as well as our charter, bylaws, and Board and committee composition, functions and responsibilities. In doing so, the Board carefully considers, among other matters, all areas of our governance structure that impact stockholder interests and may seek to engage with our stockholders and other key stakeholders to understand their views on important governance matters.
All of our directors, officers, and employees must adhere to ethical business practices and fully comply with our corporate policies and procedures, in addition to all applicable laws and regulations. Our Code of Conduct (as defined below) demonstrates our commitment to, among other important matters, ethical business dealings, diversity, inclusion, equity, environmental sustainability, non-discrimination, social justice, unionization and labor rights, human rights, environment, health and safety. We have also adopted a Supplier Code of Conduct that outlines the expectations we have for the suppliers and contractors with whom we partner, in keeping with our Code of Conduct. The Supplier Code of Conduct provides the foundation for our procurement policies, guidelines and practices, as well as our ongoing evaluation of our suppliers and contractors to better ensure they are conducting business in alignment with our expectations. We do not make compromises in these areas and we expect our suppliers and contractors to always adhere to not just the letter, but the spirit and intent of these expectations and values. Additional discussion of our corporate governance program can be found in the “Corporate Governance” section of this Proxy Statement.

Board Excellence

•Annual elections for all directors (Board is not classified).
•Majority voting standard for contested elections of directors.
•Director Resignation Policy that requires any director nominee who receives fewer favorable than unfavorable votes to promptly tender their resignation.
•Four of five directors are independent (above the NASDAQ requirement for a majority to be independent).
•Strong Lead Independent Director, with meaningful authority, duties and responsibilities prescribed in the Corporate Governance Guidelines.
•Independent directors meet regularly in executive sessions.
•Only independent directors serve on our Audit, Compensation and Nominating and Governance Committees; each member of the Audit Committee meets the heightened independence standards for audit committee members and each member of the Compensation Committee meets the heightened independence standards for compensation committee members under the applicable SEC and NASDAQ rules.
•Corporate Governance Guidelines include an affirmative commitment that gender and ethnically diverse candidates will be included in director searches.
•Strong commitment to diversity on our Board: Our Board has a stated goal of having at least three female members and representation from at least two underrepresented communities.
The Board is now approximately 40% female (comprising 50% of the independent directors) and reflects representation from underrepresented communities.

•Each committee operates under a written charter that has been approved by the Board and is publicly available; among other matters, each committee has the authority to retain independent advisors.
•On an annual basis, the full Board and each committee undertake a self-assessment of its performance and effectiveness; each committee also reviews its charters and the corporate governance policies, procedures and practices that are within its scope of responsibilities.
•The Board conducts an annual performance review of our executive officers, including the CEO, and periodically reviews succession planning for the CEO and senior management.
•No outside director sits on more than three other public company boards and neither our Executive Chairman nor our CEO is currently serving on any other public company board. Our Corporate Governance Guidelines restrict directors from serving on more than four other public company boards and our Audit Committee Charter restricts members from serving on the audit committees of more than two other public company boards.
•The Board oversees the Company’s ESG strategy as part of its oversight of our corporate strategy and risk management program. Each of the Nominating and Governance, Compensation, and Audit Committees assists the Board in discharging its oversight of our ESG-focused programs and practices and monitors our ESG strategy, goal setting and performance, including our efforts to capitalize on opportunities aligned with our commitments and manage the related risks, as well as how we report on such matters.
•The Compensation Committee has oversight responsibility with respect to the Company’s human capital management efforts, including our employment and compensation policies, programs, processes and practices, which are designed to support our workforce diversity, equity and inclusion goals.

Stockholder Rights

•Permit stockholders holding at least 25% of our outstanding voting stock to call a special meeting.	•Permit stockholders to act by written consent. •No stockholder rights plan (also known as a “poison pill”) in effect.

Long-Term Stockholder Alignment

•Meaningful stock ownership guidelines for executives and directors to align interests with stockholders.
•Insider Trading Policy prohibits employees, officers, directors, consultants and contractors from short sales, transactions in derivatives, holding our stock in margin accounts, pledging our stock as collateral or entering into hedging transactions for Company stock.

•Compensation Recoupment and Clawback Policy provides for the forfeiture, recovery or reimbursement of incentive-based cash and equity awards in the event of a restatement of our financial statements due to fraud or misconduct by our executive officers.
•No repricing of options or equity awards.
•No excessive or single-trigger cash change-in-control payments.
•Pay-for-performance culture with executive compensation pay mix primarily at-risk, and the majority performance-based, with no guaranteed or uncapped incentives
•Incentive plans designed to motivate actions that are aligned with our short- and long-term strategic objectives, and appropriately balance the potential risks versus rewards, without motivating activities that create excessive or inappropriate risks for the Company.

Social Responsibility and ESG Highlights
At Berry, we are committed to continuous improvement. Our foundational values are integral to our corporate culture. Together with our leadership team and each and every employee, we have established robust standards and principles to empower our continued growth into the future.
CORE VALUES

At Berry, our commitment to social responsibility and sustainability means conducting our operations ethically and responsibly, promoting a safe and healthy workplace, supporting and engaging the communities in which we work and serve, and developing our workforce to promote our employees’ individual growth and encourage advancement in our organization. Guided by our core values, we are committed to growing and continuously improving our business, maximizing our assets and creating long-term stockholder value in keeping with the highest ethical, safety, environmental, labor and human rights standards, which we believe support a more positive future. We expect all our business partners to follow the laws and regulations where they operate, and to share our values and commitment with respect to ethics, environmental stewardship, health and safety, social responsibility, social justice and human rights issues.
We have had no fatalities among our employees or contractors since we began operating under new management in 2017. Our OSHA “total recordable incident rate,” or “TRIR,” which is a measure of the number of recordable occupational injuries or illnesses per 200,000 work hours (i.e. per 100 full-time workers per year), in 2022 was 1.55.

Environment

We are committed to operating in a manner that maintains, protects, and preserves our natural resources.

Social

Our people and the communities where we operate are our strongest assets. Developing the best talent, promoting a safe and healthy workplace, providing an inclusive culture, and supporting local communities are critical to our success.

Governance

We have adopted corporate policies and procedures designed to maximize long-term shareholder value, reinforce Berry’s core values, and ensure that our company is managed ethically, with integrity, and in the best interest of our shareholders.

Berry’s ESG strategy is founded in its values, strengthened by the Company’s vision, and empowered by financial discipline and operational excellence. With respect to environmental matters, Berry efforts are guided by three priorities: (1) minimizing environmental impact, (2) improving operational efficiency, and (3) creating stockholder value. Berry uses environmentally conscientious practices throughout its operations and continues to pursue opportunities for large-scale projects that reduce emissions, optimize water usage, and utilize renewable energy sources.
In California, where most of our operations are located, we support the state and its ambitious environmental initiatives. We have and will continue to proactively work with the state to help locally produce and supply affordable and reliable energy to ensure a safe, healthy and prosperous future for its communities and citizens. We believe that it is important for California to reduce its reliance upon imported foreign oil that comes from countries that do not share our environmental and ethical standards, have poor human rights records, do not invest in our communities, and do not pay taxes to support the state's infrastructure and welfare, among other benefits provided by the oil and industry in California.
In the fourth quarter of 2021, we acquired one of the largest upstream well servicing and abandonment businesses in California, which operates as C&J Well Services. This acquisition supports our commitment to be a responsible operator and reduce our greenhouse gas emissions (notably methane), including through the proactive plugging and abandonment of wells, and it is also critical to advancing our strategy to work with the State of California to reduce fugitive emissions - including methane and carbon dioxide - from idle wells. In 2022, C&J Well Services plugged more than 2,800 wells.
ESG matters are managed within a governance structure that balances broad engagement across our organization while also providing a clear line of accountability. ESG is integrated into our overall corporate strategy and risk management activities: as we manage the strategic and operational issues critical to long-term value creation, we actively manage the significant opportunities and risks associated with ESG-related considerations. In 2020, we formalized an internal, cross-functional ESG Steering Committee — now led by our President — which is responsible for developing and implementing our ESG strategy, setting short- and long-term goals and priorities, assessing risks and opportunities, and deploying thoughtful, systematic programs and practices that drive performance. One of the responsibilities of the ESG Steering Committee is to continue to evolve our ESG reporting program. In 2021, we published to our website our first standalone report focused on ESG related matters, which we update periodically. As we continue to enhance and implement our ESG strategy and reporting, we invite open stakeholder feedback on our approach, goals and initiatives.
Our Board has ultimate oversight of our ESG strategy. The Nominating and Governance Committee assists the Board in its oversight of our ESG risks and opportunities, including strategy development and implementation, performance and disclosure. Management provides periodic updates to the Nominating and Governance Committee, as well as the full Board, on ESG issues, including regarding sustainability matters like climate change risks and opportunities, social matters related to human capital management and culture (which are also discussed with the Compensation Committee of the Board, in alignment with its charter), as well as key governance issues of relevance to our stockholders and other key stakeholders.
Additional detail regarding the ESG program is included under the “SOCIAL RESPONSIBILITY AND ESG” section in this Proxy Statement.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board has nominated the individuals listed below for election as directors at this Annual Meeting, to serve for a one-year term expected to end at our 2024 Annual Meeting, but in any event, until such person’s successor is elected and qualified, unless ended earlier due to such person’s death, resignation, retirement, disqualification or removal from office.

Each of the director nominees are currently serving on the Board and on the Committees indicated in the table below. Each nominee has agreed to serve another term, if elected. The Board reflects an effective mix of diversity, perspective, skills and experience and we believe that each director nominee possesses the character and competencies that a member of the Board should possess. Accordingly, the Board recommends that you vote “FOR” each of the nominees.

Nominee	Principal Occupation	Age	Director Since	Audit Committee	Compensation Committee	Nominating & Governance Committee

Renée Hornbaker +	Founder and Chief Executive Officer of Storey & Gates LLC, a consulting firm providing business advisory services including executive coaching and board governance training (retired as a former company executive)	70	2021	£	w	w

Anne Mariucci +❖	General Partner of MFLP, a family office and investment entity (retired as a former public company executive)	65	2018	w	£	w

Don Paul +	Faculty Member at University of Southern California, Executive Director of the Energy Institute, the William M. Keck Chair of Energy Resources, and Research Professor of Engineering (retired from a 33-year tenure at Chevron)	76	2019	w		£

Rajath Shourie +	Retired Global Co-Portfolio Manager from Oaktree Capital Management	49	2022	w	w

A. “Trem" Smith	Executive Chairman (formerly President and Chief Executive Officer)	67	2017

+	Independent	£	Chair
❖	Lead Independent Director	w	Member

Current Board Composition
We believe our Board represents an effective mix of diversity, perspective, skills and experience.
Our Board currently consists of five members, which are the five director nominees the Board has nominated for election in this Proxy Statement, 80% of whom are independent under the applicable SEC and NASDAQ rules, 40% of whom are female and 20% of whom are ethnically diverse. Ms. Mariucci currently serves as our Lead Independent Director and Ms. Hornbaker, and Messrs. Paul and Shourie are also independent under the applicable SEC and NASDAQ rules.

Board Diversity Matrix
NASDAQ listing requirements mandate that each listed company have, or explain why it does not have, two diverse directors serving on the board, including at least one diverse director who self-identifies as female and one diverse director who self-identifies as an underrepresented racial/ethnic minority or LGBTQ+ (subject to certain exceptions). Our current Board composition (and that of the director nominees) is in compliance with the NASDAQ listing requirements. The new NASDAQ listing requirements also mandate that each listed company illustrate its board’s composition with respect to certain specified characteristics, based on each director’s voluntary self-identification of those characteristics. Accordingly, the table below provides certain highlights of the composition of our current Board members (who are the five director nominees) as of March 31, 2023 and March 28, 2022 (in parentheses), respectively, based on their self-identification with respect to gender / gender identity, race / ethnicity and sexual orientation. Each of the categories listed in the table below has the meaning as it is used in NASDAQ Rule 5605(f).

Board Diversity Matrix (As of March 31, 2023 (and March 28, 2022))
Board Size:
Board Size (Total Number of Directors)	5 (6)
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender / Gender Identity:
Directors	2 (2)	3 (4)	—	—
Race / Ethnicity:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1 (1)	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White (Not of Hispanic or Latinx Origin)	2 (2)	2 (3)	—	—
Two or More Races or Ethnicities	—	—	—	—
Underrepresented Individual in Home Country Jurisdiction	—	—	—	—
Sexual Orientation:
LGBTQ+	—	—	—	—
Director Nominee Qualifications and Biographies
Our Nominating and Governance Committee is responsible for leading the search for individuals qualified to serve as directors, which includes recommending to the Board the directors nominees to be presented for annual election at the annual stockholders meetings. Our Corporate Governance Guidelines (discussed under "Corporate Governance") contain qualifications that apply to director nominees recommended by our Nominating and Governance Committee. We believe that, at a minimum, our directors should be persons of integrity, be able to exercise sound, mature and independent business judgment in the best interests of our stockholders as a whole, be recognized leaders in business or professional communities, have the knowledge, skills, experience, perspectives and personal attributes that complement those of other Board members and, as a whole, have the appropriate experience and skill overseeing risks and opportunities that are of a similar nature to those that are strategically important to the Company’s business, align with the Company’s needs, be able to actively participate in Board and

Committee meetings and related activities, be able to work professionally and effectively with other Board members and our executive team, be available to remain on the Board long enough to make an effective contribution, and have no material relationships with competitors, customers, other stakeholders or other parties that could present realistic possibilities of conflict of interest or legal issues.
There are no arrangements or understandings between any of our directors and any other person pursuant to which any person was selected as member of the Board. Additionally, there are no family relationships between or among any of our directors and our executive officers. Please see “Security Ownership of Certain Beneficial Owners and Management” for information regarding each director nominee's holdings of equity securities of the Company. With the exception of our Executive Chairman’s (Mr. Smith) son being employed by Berry (currently serving as Vice President, Business Development, Corporate Strategy and Marketing, reporting to our Chief Executive Officer), there are no interests or relationships amongst our directors requiring disclosure as a "related persons transaction" under Item 404(a) of Regulation S-K.
The Board seeks out, and the Board is composed of, individuals whose knowledge, skills, background, and breadth and depth of experience complement those of other Board members. The Board believes that each nominee is highly qualified to serve as a member of our Board and that, through their respective backgrounds and track records of success in what we believe are highly relevant positions, these individuals contribute a wealth of talent and experience to the Board to help oversee management and the execution of our business strategy. Each nominee also contributes intangible qualities such as critical thinking and analysis and demonstrates a commitment to ethics and good judgment, which, taken together, provide us with the variety and depth of knowledge, viewpoints and ideas necessary for effective oversight, direction and vision for the Company.
The following chart summarizes the core competencies of our Board as a whole, followed by biographical information regarding each of our directors, including the specific experience and skills that led to the conclusion that such individual should serve on the Board.

RENEE HORNBAKER
Founder and Chief Executive Officer at Storey & Gates LLC
Director Since: 2021
_______________________________
Ms. Hornbaker brings knowledge and expertise in finance and accounting matters to the Board, including audit and financial reporting oversight experience from her role as a finance executive and as well as from her membership on the boards of other public companies. She also has significant experience in corporate governance, business development, strategy, information technology, health and safety, and human capital management.

Renée Hornbaker has served as a director since January 2021 and as Audit Committee Chair since that time.
_________________________________________________________
Ms. Hornbaker has been Chief Executive Officer of Storey & Gates LLC, a consulting firm providing business advisory services including executive coaching and board governance training for boards, since founding the company in 2018. Ms. Hornbaker is also a member of the Board of Directors of Eastman Chemical Company (NYSE: EMN), where she is chair of its Finance Committee and also serves on the Compensation and Management Development Committee, Nominating and Corporate Governance Committee, and Environmental, Safety and Sustainability Committee; she previously served as chair of its Audit Committee. She also serves on several boards of directors for private companies.

Ms. Hornbaker previously served as Executive Vice President and Chief Financial Officer of Stream Energy, a retail energy company from 2011 to December 2017, and was a member of the Board of Directors from 2011 until 2019 when it was acquired by NRG Energy. Ms. Hornbaker served as Chief Financial Officer of Shared Technologies, Inc., a provider of converged voice and data networking solutions, from 2006 to May 2011, and was a consultant to the Chief Executive Officer of CompuCom Systems, Inc., an information technology services provider, from 2005 to 2006. She was Vice President and Chief Financial Officer of Flowserve Corporation, a global provider of industrial flow management products and services, from 1997 until 2004, and served as Vice President of Business Development and Chief Information Officer from 1997 to 1998. In 1977, Ms. Hornbaker joined the accounting firm Deloitte, Haskins & Sells, where she became a senior manager of its audit practice in the firm’s Chicago office. Following that, she served in senior financial positions with several major companies from 1986 until 1996.
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Ms. Hornbaker is a member of the National Association of Corporate Directors (“NACD”) and Women Corporate Directors, and is chair emeritus of the NACD North Texas chapter. She also serves on NACD’s national risk advisory committee, is an NACD Leadership Fellow and Certified Director, and earned the NACD Cybersecurity and Climate Oversight certifications.

Ms. Hornbaker received a Bachelor of Arts in English and a Master’s Degree in Business Administration from Indiana University and is a CPA.

ANNE MARIUCCI
General Partner of MFLP, a family office and investment entity
Director Since: 2018
_______________________________
Ms. Mariucci brings proven leadership and business experience to the Board, as well as financial acumen from her corporate background and private investment experience. In addition to corporate finance, accounting and financial reporting experience, she provides experience as to mergers and acquisitions, investor relations, strategy, risk management and information technology from her significant experience on other public company boards.

Anne Mariucci has served as a director since September 2018 and as Lead Independent Director since February 2019. She is also Compensation Committee Chair.
_________________________________________________________
Since 2001, Ms. Mariucci has served as the General Partner of MFLP, a family office and investment entity, and related entities. Additionally, Ms. Mariucci serves on the boards of several public, private and non-profit companies, including: Southwest Gas Corporation (NYSE: SWX) since 2006, where she is a member of the compensation and nominating/governance committees and was previously a member of the audit committee and chair of the pension committee; CoreCivic, Inc. (NYSE: CXW) since 2011, where she is a member of the audit and compensation committees; and Taylor Morrison Home Corp. (NYSE: TMHC) since 2014, where she is a member of the audit committee and chair of the compensation committee. She is also vice chair of the board of Banner Health, one of the nation’s largest hospital/health care organizations, on which she has served since 2015, and she chairs the finance committee and is a member of the audit committee. In addition, Ms. Mariucci has served as an investor and Advisory Board member of Hawkeye Partners, a real estate private equity firm, since 2010.

Ms. Mariucci’s deep corporate experience springs from a 30-year career in finance and real estate, primarily with Del Webb Corporation (NYSE: WBB), a real estate development company, where she served in a variety of capacities and ultimately retired as President and Chief Executive Officer following its merger with Pulte Homes in 2001.
________________________________________________________
Ms. Mariucci served as member of the Arizona Board of Regents from 2006 to 2014 and as chair from 2012 to 2014, and currently serves as a member of the Board of Arizona State University’s Enterprise Partners.

Ms. Mariucci received her Bachelor’s degree in Accounting and Finance from the University of Arizona and completed the Corporate Finance Executive Program at Stanford Graduate School of Business. She has held licenses as a CPA, FINRA Securities Principal, and FINRA Financial Principal.

DON PAUL
Faculty Member at University of Southern California, Executive Director of the Energy Institute, the William M. Keck Chair of Energy Resources, and Research Professor of Engineering
Director Since: 2019
_______________________________
Mr. Paul brings experience and broad understanding of the upstream oil and gas business in California, as well as internationally. He is a recognized authority in the study of our industry and the matters affecting us generally, and brings a depth of understanding of the intersection of our industry and digital technology to the Board, particularly as it relates to the practical application of advanced digital technologies to enhancing performance of the oil and gas business, including cyber security.

Don Paul has served as a director since February 2019. He also serves as Nominating and Governance Committee Chair.
_________________________________________________________
Mr. Paul has been a member of the faculty at the University of Southern California (“USC”) since January 2009, and currently acts as Executive Director of the Energy Institute, the William M. Keck Chair of Energy Resources, and Research Professor of Engineering. Mr. Paul has been Senior Advisor at the Center for Strategic and International Studies in Washington D.C. since July 2008, and has been an academic member of the National Petroleum Council since 2010 when he was appointed by the U.S. Secretary of Energy. Mr. Paul has served on advisory boards at major universities (including USC, the Massachusetts Institute of Technology (“MIT”), Harvard, Rice, Stanford, and the University of Texas), governments and national laboratories, oil and gas companies, power utilities, and technology companies. Mr. Paul leads numerous programs including USC’s Laboratory for Energy Security Systems and Center on Smart Oil Field Technologies as well as the Industrial Advisory Board for the Department of Energy University Consortium on Fossil Energy Research. He frequently speaks at national and international forums on the future of energy and energy security, cyber-security of energy systems, intelligent energy infrastructures, petroleum economics, and energy careers.

Over a 33-year tenure at Chevron Corporation (NYSE: CVX), Mr. Paul held a variety of positions throughout the United States and overseas in research and technology, exploration and production operations, health, safety and environmental compliance, and executive management, including service as President of Chevron’s Canadian subsidiary, as senior compliance officer for Chevron’s health, environment and safety and global cyber-security functions and most recently as Chevron’s Vice President and Chief Technology Officer when he retired in 2008.
________________________________________________________
Mr. Paul received his Bachelor of Science degree in Applied Mathematics, Master of Science degree in Geology and Geophysics, and PhD in Geophysics from MIT.

RAJATH SHOURIE
Retired
Director Since: 2022
_______________________________
Mr. Shourie provides financial acumen to the Board, including broad knowledge of and experience with financial analysis and management, corporate finance, capital markets, investment banking, mergers and acquisitions, and special situation investment activities.

Rajath Shourie has served as a director since March 2022.
_________________________________________________________
Since 2019, Mr. Shourie has been focused on managing his personal business and exploring strategic opportunities. He worked at Oaktree Capital Management (“OCM”) from 2002 to 2019 where he held various positions over the course of his career, culminating as Global Co-Portfolio Manager of the firm’s opportunity funds. Prior to joining OCM, Mr. Shourie worked in the Principal Investment Area at Goldman Sachs, and previously was a management consultant at McKinsey & Company.

Mr. Shourie previously served on the board of directors of Store Capital (NYSE: STOR), an $8 billion market cap REIT; Taylor Morrison (NYSE: TMHC), a national U.S. homebuilder; Nine Entertainment (ASX: NEC), an Australian TV broadcaster; and Star Bulk (NYSE: SBLK), a leading dry-bulk shipping company. Significant prior private board positions included Pegasus Aviation Finance Company, Jackson Square Aviation and Hartree Partners.
________________________________________________________
Mr. Shourie earned a BA in economics from Harvard College, where he was elected to Phi Beta Kappa. He then went on to receive an MBA from Harvard Business School, where he was a Baker Scholar.

ARTHUR "TREM" SMITH
Executive Chairman
Director Since: 2017
_______________________________
Mr. Smith’s brings knowledge and experience in all phases of oil and gas exploration and production spanning a career of over 35 years to the Board. In addition to managerial and operational experience in the upstream domestic and international energy business, he is knowledgeable about our assets and the specific strengths and challenges associated with our operations. From his extensive international experience, he also brings knowledge and experience in strategically dealing with regulatory agencies and other critical stakeholders, as well as the political environment.

Trem Smith has served as Executive Chairman since
January 2023. He previously served as Chief Executive Officer and
President from March 2017 through December 2022. He was first appointed to the Board in March 2017 and appointed Board Chair in February 2019.
_________________________________________________________
From March 2017 to December 2022, Mr. Smith served as President and Chief Executive Officer of the Company; he was also a member of the Board during that time and began serving as Board Chair in February 2019. Prior to his appointment as Chief Executive Officer, Mr. Smith held consulting and interim roles at Berry since May 2016. Mr. Smith has over 42 years of experience in the oil and gas industry. In January 2014, Mr. Smith founded TS&J Consulting, where he served until joining Berry, which focused on providing consulting services to distressed companies and assets in the United States and United Kingdom. From January 2007 until January 2014, Mr. Smith was President and Chief Executive Officer at Hillwood International Energy, L.P. and HKN Energy Ltd., which focused on discoveries and production in the United States and northern Iraq.
________________________________________________________
Mr. Smith spent 25 years of his career at Chevron Corporation (NYSE: CVX), from 1981 until 2006, where he served in a number of leadership positions with increasing responsibilities in Russia, Thailand and multiple locations in the United States, including La Habra and San Francisco, California. While at Chevron, Mr. Smith was exposed to all phases of the business, including production, operations, exploration, business development, mergers and acquisitions, finance and technology. Mr. Smith graduated magna cum laude from Amherst College with a major in Geology and minor in Russian and received a Master’s degree and PhD in Geology from Pennsylvania State University.

Vote Information and Related Matters
The election of each director in this Proposal No. 1 requires the affirmative vote of a plurality of the votes validly cast at the election. You may vote for, or withhold your vote from, each (one, some or all) of the five director nominees.
Each of the nominees has agreed to be named in the Proxy Statement and to serve if elected. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if re-elected. If a nominee becomes unable or unwilling to accept nomination or election prior to the 2023 Annual Meeting, either the number of our directors will be reduced or the persons acting under the proxies will vote for the election of a substitute nominee that the Board recommends.
If you are a stockholder of record as of the Record Date and you submit your proxy card (whether by Internet, phone or mail), the appointed proxies will vote your shares in accordance with your instructions. If you submit an executed proxy but do not provide voting instructions, your shares will be voted for the election of the director nominees.
If you hold shares through a broker, bank or other nominee, and you do not provide voting instructions to the nominee, the institution may not vote your shares. Your broker, banker or other nominee's inability to vote because it lacks discretionary authority to do so is commonly referred to as a “broker non-vote” and it will have the same effect as an abstention. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld and broker non-votes will not have any effect on the outcome of voting on director elections. However, under the Company's Majority Voting and Director Resignation Policy, in an uncontested election of directors, any nominee who receives a greater number of “withhold” votes with respect to such person's election than votes “for” such person's election shall, within five (5) business days following the certification of the stockholder vote, offer their written resignation to the Chair of the Nominating and Governance Committee for consideration by the Committee, and ultimately by the full Board, as to whether to accept such resignation.
Recommendation of the Board
The Board unanimously recommends that stockholders vote FOR the election of each director nominee.

CORPORATE GOVERNANCE
Our Board

•Executive Chairman - A. Trem Smith
•Lead Independent Director - Anne Mariucci
•Four of five directors are independent
•All standing committees composed solely of independent directors
•Independent directors meet regularly in executive sessions following Board and Committee meetings
During 2022, our Board held ten meetings and each director attended 100% of the Board meetings. Additionally, the Audit Committee met ten times, the Compensation Committee met five times and the Nominating and Governance Committee met two times during 2022, and no director missed more than one Committee meeting of which such person was a member. Executive sessions of the independent directors were held after most of the Board and Committee meetings. All independent directors are invited to attend all Committee meetings, regardless of whether they are a member. As reflected in our Corporate Governance Guidelines, all directors are encouraged to attend our annual stockholders meetings. All directors attended our annual meeting of stockholders in 2022, and we expect that all directors will attend this year's Annual Meeting.
Our Nominating and Governance Committee is responsible for leading the search for individuals qualified to serve as directors and for recommending to the Board nominees as directors to be presented for election at meetings of the stockholders or of the Board. Our Corporate Governance Guidelines (as discussed below under "-Corporate Governance Guidelines") contain criteria director nominees recommended by our Nominating and Governance Committee. In evaluating director candidates, we assess whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board’s ability to manage and direct our affairs and business, and enhance the ability of the committees of the Board to fulfill their duties. Our Board believes that a diverse mix of skills, backgrounds, experiences and industry knowledge, as well as diversity of opinion and perspectives, including diversity of age, sex, gender identity and/or expression, sexual orientation, ethnicity/race/color/national origin, education and other visible and invisible attributes, enhances the quality of our Board’s deliberations, decision-making and overall effectiveness, and positions the Company for long-term success.
Each of our directors holds office for an approximately one-year term to expire at the succeeding annual meeting of stockholders, and until such director's successor shall have been elected and qualified or until the earlier of such director's death, resignation, retirement, disqualification or removal.
Board Leadership
The Board maintains the flexibility to determine whether the roles of Board Chair and Chief Executive Officer should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent chair, would not result in better governance or oversight. Our Corporate Governance Guidelines provide for the position of Lead Independent Director whenever the Board Chair is filled by a director who does not qualify as independent.
Effective January 1, 2023, we implemented a transformative leadership succession plan that included our former Board Chair, President and Chief Executive Officer, Mr. Smith, transitioning to the role of Executive Chairman; our current Chief Executive Officer does not currently serve on the Board. Because Mr. Smith is not considered independent, we have maintained a strong Lead Independent Director, Ms. Mariucci, who is highly experienced. The Board believes that our leadership structure best suits the time commitments of its members while ensuring that Board discussion is pertinent and the views of independent directors are communicated to the full Board.

Working with the Board’s independent directors, our Lead Independent Director provides leadership, including presiding over Board meetings, in the event our Executive Chairman faces a conflict, is absent or if the Lead Independent Director determines a special meeting of independent directors is advisable. Our Lead Independent Director also has the authority to call meetings of only independent directors and presides over executive sessions of the independent directors, which are typically held in connection with the regularly scheduled quarterly Board meetings and may be held in connection with other Board meetings as determined necessary and appropriate by the Lead Independent Director or as may be requested by another independent director. The Lead Independent Director’s responsibilities also include, among others, the facilitation of discussion amongst independent directors about Board and committee performance, effectiveness and composition; acting as a liaison between the Executive Chair and independent directors; reviewing and advising on Board meeting agendas; reviewing the results of Board self-evaluations; communicating with the Executive Chairman regarding any decisions reached, suggestions, views or concerns expressed by independent directors; providing the Executive Chairman with feedback and insight concerning interactions between the Executive Chairman and the Board; and being available for consultation and direct communication with major stockholders.
We are proud of the diversity of our Board leadership: our Lead Independent Director is a woman, and the chair positions of two of our three standing committees are held by women.
Director Independence
The Board assesses director independence and committee membership independence pursuant to NASDAQ standards and applicable SEC rules each year. Pursuant to the NASDAQ independence standards, the Board must affirmatively determine that a director does not have any material relationship with management or the Company that may interfere with the exercise of such person's independent judgment in carrying out the responsibilities of a director. The Board also considers any of the bright-line relationships and transactions that would disqualify the director from being independent under NASDAQ rules.
The Board has assessed the independence of each of our current non-employee directors (all of which are director nominees), under NASDAQ general independence standards and the applicable rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has affirmatively determined that each of Mmes. Hornbaker and Mariucci and Messrs. Paul and Shourie (1) is independent for purposes of Board service; (2) meets the heightened independence standards and experience requirements of Rule 10A-3 and Section 10A(m)(3)(A) of the Exchange Act and under NASDAQ standards applicable to audit committee members; and (3) meets the heightened independence standards of Section 10C, Rule 10C-1 and Rule 16b-3(b)(3) of the Exchange Act and under NASDAQ standards applicable to compensation committee members.
Committee of the Board
Our Board has three separately designated standing committees. The current membership and the purposes of each of the committees are described below. Each of the standing committees operates under a written charter adopted by the Board. The Board and each committee has the power to hire independent legal, financial or other experts and advisors as it may deem necessary, without consulting or obtaining the approval of any officers of the Company in advance.

	Audit Committee	Compensation Committee	Nominating and Governance Committee

Current Members	Renee Hornbaker (Chair) Anne Mariucci Don Paul Rajath Shourie	Anne Mariucci (Chair) Renee Hornbaker Rajath Shourie	Don Paul (Chair) Renee Hornbaker Anne Mariucci

Audit Committee
Our Audit Committee is currently comprised of Mmes. Hornbaker (Chair) and Mariucci, and Messrs. Paul and Shourie.
The Board has determined that each of the Audit Committee members is “independent” consistent with our Corporate Governance Guidelines, the NASDAQ listing standards and the SEC rules applicable to boards of directors in general and audit committees in particular. The Board periodically (and at least annually) evaluates each of the members of the Audit Committee for financial literacy and the attributes of a financial expert. The Board has determined that each of the Audit Committee members is financially literate and that the Chair of the Audit Committee, Ms. Hornbaker, is an “audit committee financial expert” as defined by the SEC.
The Audit Committee oversees, reviews, acts on and reports on various auditing, accounting, financial reporting and internal control matters to our Board, including:
•the selection, appointment, compensation, retention, performance and independence of our independent registered public accounting firm, including the scope and other matters relating to the annual audit and other services provided by the independent auditor;
•the appointment, structure and performance of the internal audit function, including the leader and scope of internal audit responsibilities and activities,
•our accounting and financial reporting policies and practices, and
•system of disclosure controls and procedures and internal controls over financial reporting and the integrity of our financial statements.
As part of this, the Audit Committee monitors our compliance with legal and regulatory requirements and also oversees our processes and procedures with respect to corporate compliance, ethics and risk management.
Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the Audit Committee Charter, a copy of which is available on our website at www.bry.com under the subheading “Sustainability—Governance.”
The Audit Committee held ten meetings in 2022 and no director missed more than one meeting.
Compensation Committee
Our Compensation Committee is currently comprised of Mmes. Mariucci (Chair) and Hornbaker and Mr. Shourie. The Board has determined that each of the Compensation Committee members is "independent" consistent with our Corporate Governance Guidelines, the NASDAQ listing standards and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, the Board has determined that each of the Compensation Committee members qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.
The Compensation Committee, at times in consultation with other members of the Board or with ratification of the full Board, makes all decisions regarding the compensation of our executive officers, including setting salaries, designing incentives (including any that relate to certain ESG metrics), evaluating performance for compensation purposes, and monitoring other forms of compensation. The Compensation Committee also oversees our incentive programs for non-executive employees, including the administration of our equity incentive plan, our human capital management policies, processes and practices related to the Company's workforce diversity, wage and opportunity equity, and inclusion goals. This includes reviewing the Company’s employment policies, processes and practices, as well as compensation and incentive structure, related to employee recruitment, retention and development, as well as succession planning, with a focus on the Company’s commitment to diversity, equity, and inclusion.

Additionally, the Compensation Committee assesses risks related to the Company’s human resource and employment policies, processes and practices, and compensation policies and programs, to help identify areas of improvement and best practices and considers, on at least an annual basis, whether such programs are appropriately structured and whether any risks arising from such policies, programs, processes and practices for all employees are reasonably likely to have a significantly adverse effect on the Company. The Compensation Committee is also responsible for recommending the compensation for non-employee directors to the Board for approval.
The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill its purposes. The Compensation Committee may delegate to any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances.
The Compensation Committee may seek input from management when evaluating and setting compensation for executive officers and consult with our Chief Executive Officer when evaluating the performance of other executive officers (other than the CEO). Our CEO, President, CFO and General Counsel have each provided input to the Compensation Committee with respect to our executive compensation program, specifically with regards to our incentive compensation structure and performance design. We believe these individuals provide helpful support to the Compensation Committee in these areas given their understanding of our business, compensation programs and operating environment. The Compensation Committee is not obligated to accept management’s recommendations with respect to executive compensation or any other matters, and meets regularly in executive session to discuss such matters outside of the presence of management. No executive officer is involved in the approval of such person's own compensation.
The Compensation Committee has engaged Meridian Compensation Partners, LLC ("Meridian") to assist the Committee in developing our compensation program to be competitive with that of similarly situated public exploration, development and production peer companies. Representatives from Meridian regularly attend Compensation Committee meetings and communicate with the Compensation Committee Chair between meetings. Meridian reports directly to the Compensation Committee and all work conducted by Meridian with respect to the Company is on behalf of the Compensation Committee.
On at least an annual basis, the Compensation Committee reviews the services provided by its outside consultants to confirm their independence under applicable SEC rules related to providing executive compensation consulting services. Most recently, in February 2023, the Compensation Committee evaluated whether any work provided by Meridian raised any conflict of interest and determined that it did not and that Meridian was independent under applicable SEC rules related to the provision of executive compensation consulting services.
Additional information regarding the functions performed by the Compensation Committee and its membership is set forth in the Compensation Committee Charter, a copy of which is available on our website at www.bry.com under the subheading “Sustainability—Governance.”
The Compensation Committee held five meetings in 2022, and all members attended 100% of the meetings.
Nominating and Governance Committee
Our Nominating and Governance Committee is currently comprised of Mr. Paul (Chair) as well as Mmes. Hornbaker and Mariucci. The Board has determined that each of the Nominating and Governance Committee members is "independent" consistent with our Corporate Governance Guidelines, the NASDAQ listing standards and SEC rules applicable to boards of directors in general.
The responsibilities of the Nominating and Governance Committee include the following:
•Advising the Board regarding appropriate corporate governance principles and practices that should apply to the Board and to the Company, and assisting the Board in implementing and reviewing on an ongoing basis those principles and practices;

•Directing all matters relating to succession planning for the Board, assisting the Board in the development of criteria for Board membership and identification of individuals qualified to become members of the Board, consistent with the criteria approved of by the Board, and recommending candidates to the Board for nomination, election at the annual meetings of stockholders or appointment to fill vacancies on the Board;
•Leading the Board in the annual performance evaluation of the Board, its committees and the individual directors and making recommendations to the Board about the size, structure, composition and leadership of the Board and its committees;
•Overseeing the performance of the Company’s CEO and leading the Board in the annual performance evaluation of the CEO;
•Overseeing CEO succession planning;
•Managing Board engagement with stockholders; and
•Assisting the Board in its oversight of ESG-related risks and opportunities, including those related to climate change, and providing oversight and guidance to management and the ESG Steering Committee with regard to ESG matters, including strategy development and implementation, performance and reporting on such matters.
With respect to Board succession planning, refreshment and the director nomination process, the consideration of new Board candidates typically involves a series of internal discussions, review of candidate information, and interviews with selected candidates. Board members may recommend candidates to consider for nomination to the Board, although the Nominating and Governance Committee may engage a professional search firm and may also consider nominees identified by management or stockholders. The Company’s Corporate Governance Guidelines include an affirmative commitment that candidates with a diversity of age, gender identity and/or expression, sexual orientation, ethnicity/race and education shall be included in any pool of candidates from which Board candidates are chosen.
In evaluating director nominees, the Nominating and Governance Committee considers the diversity of skills, experience, and background, and industry knowledge, as well as diversity of opinion and perspectives, including diversity of age, gender identity and/or expression, sexual orientation, ethnicity/race, education, and other attributes, which the Board believes provides the Company with the right balance of differing viewpoints to ensure proper oversight of our company’s strategy and the evolving expectations of our stockholders and other stakeholders. The Nominating and Governance Committee also will consider the diversity of, and the optimal enhancement of the current mix of talent and experience on, the Board. Based on that analysis and considering other considerations like evolving regulations, the peer benchmarks and stockholder feedback, the Nominating and Governance Committee will determine whether it would strengthen the Board to add a nominee with the background, experience, personal characteristics, or skills offered. The Nominating and Governance Committee will treat recommendations for directors that are received from stockholders equally with recommendations received from any other source; provided, however, that in order for such stockholder recommendations to be considered, the recommendations must comply with the procedures outlined in this Proxy Statement.
Stockholders desiring to make such recommendations should timely submit the candidate’s name, together with biographical information and the candidate’s written consent to be nominated and, if elected, to serve to: Berry Corporation, Attention: Corporate Secretary, 16000 N. Dallas Parkway, Suite 500, Dallas, Texas 75248. To assist it in identifying director candidates, the Nominating and Governance Committee is also authorized to retain, at the expense of the Company, third-party search firms and legal, accounting, or other advisors, including for purposes of performing background reviews of candidates. The Nominating and Governance Committee would provide guidance to any search firms it retains about the particular qualifications the Board is then seeking.

Additional information regarding the functions performed by the Nominating and Governance Committee and its membership is set forth in the Nominating and Governance Committee Charter, a copy of which is available on our website at www.bry.com under the subheading “Governance.”
The Nominating and Governance Committee held two meetings in 2022 and all members attended 100% of the meetings.
Board and Committee Evaluations
Our Board believes that a robust annual evaluation process is an important part of its governance practices. The Nominating and Governance Committee is responsible for leading the Board and committees in the annual performance evaluation process, and for ensuring that the results are shared with and considered by the Board and each committee as applicable. The Nominating and Governance Committee is also responsible for making recommendations to the Board with respect to Board and committee structure, composition and leadership, as well as regarding the nomination of incumbent directors for re-election.
In January 2023, the Board engaged the services of an third-party independent consultant with particular expertise in board consulting, Davis Partners Group, to help facilitate the Board and committee evaluation process. The Board evaluated its functioning and the functioning of each of its Committees. In addition, the directors each completed a self-evaluation and evaluated all of their peers. The evaluations were anonymous and results compiled to encourage candor and ensure an effective process. The Board, each committee and the individual directors considered the results of the Board and committee evaluations. The Executive Chairman provided anonymous individual feedback to each director.
Code of Business Conduct and Ethics
Our Board adopted a Code of Business Conduct and Ethics (“Code of Conduct”) applicable to our directors, officers and employees, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NASDAQ. The Code of Conduct reflects our commitment to the highest standards of integrity and ethics in all our practices and relationships. The Code of Conduct addresses ethics, conflicts of interest, insider trading, confidentiality, discrimination and harassment, health, safety and the environment, payments to government officials, accounting matters, antitrust, use of corporate assets and use of social media among other matters. We work proactively to ensure employees, directors and business partners understand their obligations to uphold our high ethical, professional and legal standards. Our employees (including our executive officers) are required to complete an ethics training course when they join the Company and annually thereafter; we also require employees to acknowledge and agree to abide by the Code of Conduct every year.
We expect our employees to report known or suspected violations of the Code of Conduct, or any other company policy, law, or core values. We have multiple confidential reporting channels available at all times and the Audit Committee receives regular reports on complaints reported. Any waiver of the Code of Conduct may be made only by our Board. If the Company were to waive or materially amend any provision of the Code of Conduct that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or material amendment by either posting such information on our website or by filing a Current Report on Form 8-K.
The Code of Conduct can be viewed on our website at www.bry.com under the subheading “Governance.”
Corporate Governance Guidelines
The Board believes that sound governance policies and practices provide an important framework for fulfilling its duty to stockholders. The Board has adopted Corporate Governance Guidelines that meet or exceed the NASDAQ Listing Standards and address the matters below, among others:

•Board Size, Structure and Composition	•Service on Other Boards	•Board Chair
•Director Qualifications, Independence and Diversity	•Changes in Employment	•Board Meeting Agendas
•Director Responsibilities	•Board Evaluations	•Meetings of Independent Directors
•Board External Interaction	•Non-Employee Director Compensation	•Director Orientation and Education
•Attendance at Annual Meetings	•Stockholder Communication with Directors	•Committee Structure and Composition
•Succession Planning	•Governance Policies	•Compliance Monitoring
The Board recognizes the value of having directors from a wide variety of backgrounds who bring diverse opinions, perspectives, skills, experiences, backgrounds and orientations to its discussions and its decision-making processes, and is also important to the Company’s stockholders, its management and employees. We believe that a diverse membership enables more meaningful, balanced, depth of discussion and analysis in the boardroom. Accordingly, the Company’s Corporate Governance Guidelines affirmatively commits that candidates with a diversity of age, gender, ethnicity/race and education are included in any pool of candidates from which the Board nominees are chosen.
Our Corporate Governance Guidelines are posted on our website at www.bry.com under the subheading “Governance.”
Oversight of Risk Management
Risk management is a Company-wide responsibility and multi-department activity that involves the identification and assessment of a broad range of risks that could affect our ability to fulfill our business objectives or execute our corporate strategy and the development of plans to mitigate their effects. Management is responsible for the day-to-day management of risks to the Company. The Board has broad oversight responsibility for our risk management programs. The Board’s Committees assist the Board in fulfilling its oversight responsibilities with respect to risks within each committee’s respective area of responsibilities, as further discussed below.
Risk is inherent in business, and the Board’s oversight, assessment, and decisions regarding risks occur in the context of and in conjunction with the other activities of the Board and its Committees. The Board works with management to set the short-term and long-term strategic objectives of the Company and to monitor progress on those objectives. In developing and monitoring the Company’s strategy, the Board, along with management, considers the risks and opportunities that impact the long-term sustainability of the Company’s business model and whether the strategy is consistent with the Company’s risk profile. The Board regularly reviews the Company’s progress with respect to its strategic goals, the risks that could impact the long-term sustainability of our business and the related opportunities that could enhance the Company’s long-term value creation.
The Board implements its risk oversight responsibilities by having management provide periodic briefings on the Company's risk management program. Presentations and other information provided by management to the Board and Committees generally identify and discuss relevant risks that the Company faces and how management is seeking to manage those risks if and when appropriate; and the Board and Committees assess and oversee risks in their review of the related business, financial, and other activity of the company. For example, the Board, among other things:

•reviews management's capital spending plans and operational progress against those plans, approves our capital budget and requires that management present for Board review significant departures from those plans;
•reviews management of our commodity price risk with executive management;
•monitors our liquidity profile and compliance with the financial covenants contained in our borrowing arrangements;
•has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions;
•monitors our reserves estimates process and identification of resources;
•oversees our regulatory, ethics and other compliance efforts and permitting processes; and
•monitors our involvement in the legislative process.
The Audit Committee is responsible for overseeing our accounting and financial reporting processes and risks related to internal controls over financial reporting, the integrity of our financial statements and other financial risks, as well as our overall risk management program, including with respect to information technology systems, data privacy and cybersecurity; business continuity; ethical conduct, legal risks and operational risks. Our General Counsel who serves as chief compliance officer, our head of Berry’s internal audit department and our independent auditor, among others, report regularly to the Audit Committee on these subjects.
The Compensation Committee is responsible for overseeing risks related to the Company’s executive compensation program, as well as its broader employment and compensation policies, including administering corporate incentive programs and providing oversight and guidance to management on our human capital management efforts designed to support our workforce diversity, equity and inclusion goals and ensuring that the Company's pay practices do not encourage unintended, excessive or otherwise inappropriate risk taking.
The Nominating and Governance Committee is responsible for overseeing our overall corporate governance program, including Board structure, composition and effectiveness, as well as Board and executive succession planning. The Nominating and Governance Committee is also responsible for overseeing the management of ESG-related risks and the development and implementation of our overall ESG strategy, stakeholder engagement and reporting.
We believe that our Board leadership structure supports its risk oversight function. Among other things, there is open and regular communication between management and our Board members, which provides meaningful insight to enable informed oversight of management's processes for identifying and managing significant risks and their impact on the Company's business.
Hedging and Pledging
We consider it improper and inappropriate for our employees and directors, to engage in short-term or speculative transactions in our securities or in other transactions in our securities that may lead to inadvertent violations of the insider trading laws. Accordingly, we subject trading in Berry securities to the following additional restrictions, to the extent applicable.
Short Sales. Employees and directors may not engage in short sales of our securities (sales of securities that are not then owned), including a “sale against the box” (a sale with delayed delivery).

Publicly Traded Options. Employees and directors may not engage in transactions in publicly traded options for our securities, such as puts, calls and other derivative securities, on an exchange or in any other organized market.
Standing Orders. We warn our employees and directors to use standing orders only for a very brief period of time and to place them with a broker to sell or purchase stock at a specified price that leaves no control over the timing of the transaction.
Margin Accounts and Pledges. Employees and directors may not hold Berry stock in a margin account or pledge Berry stock as collateral for a loan.
Hedging Transactions. Employees and directors may not engage in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which involve the establishment of a short position in our securities and limit or eliminate their ability to profit from an increase in the value of our securities or suffer from a decrease in such value.
Short Term Trading. Employees and directors who purchase our securities in the open market may not sell any of our securities of the same class during the six months following the purchase (or vice versa).
Succession Planning
In 2019, we adopted emergency succession procedures in the event of our Chief Executive Officer's death, disability, termination for cause, resignation and other situations in which it is impracticable for the Chief Executive Officer to continue effectively in that role.
The Nominating and Governance Committee is responsible for reviewing the succession plans developed by management relating to the Chief Executive Officer and other executive officers, and consult with the Chief Executive Officer on senior management succession planning.

EXECUTIVE OFFICERS
Biographical information about our current executive officers is presented below.

Name	Age	Position

A. "Trem" Smith	67	Executive Chairman
Fernando Araujo	55	Chief Executive Officer
Danielle Hunter	40	President
Michael Helm	55	Vice President, Chief Financial Officer and Chief Accounting Officer
A. "Trem" Smith has served as Executive Chairman of the Board since January 2023 and previously served as Chief Executive Officer, President and director since March 2017 and as Board Chair since February 2019. Prior to being named Chief Executive Officer, Mr. Smith began an informal consulting relationship with Berry in May 2016, followed by a formal consulting relationship in October 2016, then served as interim Chief Executive Officer until his formal appointment in March 2017. Mr. Smith has over 36 years of experience in the oil and gas industry. In January 2014, Mr. Smith founded TS&J Consulting, where he served until joining Berry, which focused on providing consulting services to distressed companies and assets in the United States and United Kingdom. From January 2007 until January 2014, Mr. Smith was President and Chief Executive Officer at Hillwood International Energy, L.P. and HKN Energy Ltd., which focused on discoveries and production in the United States and northern Iraq. Mr. Smith spent 25 years of his career at Chevron Corporation (NYSE: CVX), from 1981 until 2006, where he served in a number of leadership positions with increasing responsibilities in Russia, Thailand and multiple locations in the United States, including La Habra and San Francisco, California. While at Chevron, Mr. Smith was exposed to all phases of the business, including production, operations, exploration, business development, mergers and acquisitions, finance and technology. Mr. Smith graduated magna cum laude from Amherst College with a major in Geology and minor in Russian and received a Master’s degree and PhD in Geology from Pennsylvania State University.
Fernando Araujo has served as Chief Executive Officer since January 2023. Previously, he served as our Executive Vice President and Chief Operating Officer since joining us in September 2020 through December 2022. Mr. Araujo has 30 years of experience in the oil and gas industry with a proven track record of successfully leading teams and driving a culture of operational excellence at some of the most recognized companies in the industry, including Shell, Repsol, Apache, and Schlumberger. From August 2018 through August 2022, he served as Director for Western Hemisphere Assets for Schlumberger Production Management, where he has been responsible for the operational and financial performance of producing assets in Argentina, Ecuador, Colombia, Mexico, USA, and Canada with 260,000 BOE per day of production. From August 2000 through August 2018, Mr. Araujo worked for Apache Corporation in roles of increasing responsibility. In his last assignment with Apache, he served as the General Manager and Managing Director for Apache’s operating company in Egypt, Khalda Petroleum Co., the biggest oil producer in the country. From 2013 to 2017, Mr. Araujo worked with Apache in Calgary, last serving as Apache’s President and General Manager in Canada, focusing on the development of unconventional and EOR fields in the Western Canadian Basin. Mr. Araujo started his professional career with Shell Western Exploration and Production in Bakersfield, California in 1991 as a production engineer, and then gained international experience with Repsol S.A. leading teams, acquisitions and implementation of new technologies for assets in Egypt. Mr. Araujo graduated from Pomona College with a Bachelor of Arts degree in Biology, then from California State Polytechnic University with a Bachelor of Science degree in Mechanical Engineering, and then from California State University, Bakersfield with a Master of Business Administration.

Danielle Hunter has served as President since January 2023. Previously, she served as our Executive Vice President, General Counsel and Corporate Secretary since joining us in January 2020 through December 2022. She has significant leadership and strategic business experience and a track record of aligning strategy, culture and compliance, risk management and governance practices to shareholder return maximization. Prior to joining us, Ms. Hunter most recently served as Executive Vice President, General Counsel, Corporate Secretary and Chief Risk and Compliance Officer at C&J Energy Services, Inc. (now known as NexTier Oilfield Solutions (NYSE:NEX)), a well construction, completions, and production services company, where she provided strategic counsel on a broad range of legal, business and operational matters for the company and its board of directors, including through IPO, multiple acquisitions, a successful Chapter 11 restructuring and two transformative public company mergers. She served at C&J Energy Services, Inc. from June 2011 through November 2019. She began her career at Vinson and Elkins in Houston in 2007 after graduating Magna Cum Laude from Tulane University Law School in 2006.
Michael Helm has served as Vice President and Chief Financial Officer since January 2023, as well as Chief Accounting Officer since 2017. Prior to joining Berry, Mr. Helm was the Vice President and Corporate Controller for California Resources Company, a public oil and gas company, from 2014 to 2017. He previously served as the Assistant Controller for Occidental Petroleum Corporation, an international oil and gas company, from 2007 to 2014. From 2003 to 2007 he served as Director of Internal Audit for K2 Inc., a publicly traded international sporting goods company. He began his career as an auditor at Ernst Young in Los Angeles in 1990 after graduating from UCLA with a Bachelor of Arts degree majoring in Economics-Business. He has been an actively licensed CPA since 1993.
There are no family relationships between any of our directors and our executive officers. In addition, there are no arrangements or understandings between any of our executive officers and any other person pursuant to which any person was selected as an executive officer. Please see “Security Ownership of Certain Beneficial Owners and Management” for information regarding each director nominee's holdings of equity securities of the Company.

SOCIAL RESPONSIBILITY AND ESG

Environmental Stewardship	Social Responsibility	Corporate Governance
Our Approach
We intend to be a solution provider for the energy transition and offer a bridge to the shared future envisioned by the communities in which we live and work by endeavoring to provide affordable energy in a more sustainable manner while supporting economic growth, social equity and a clean environment. We believe that replacing imported oil with domestically produced oil will lead to safer, more secure and efficient extraction of oil resources, with a more socially sustainable footprint for our employees and business partners that maintains benefits provided by reliable, abundant, inexpensive energy.
Environmental, Health & Safety (EH&S) considerations are an integral part of our day-to-day operations. We also believe that promoting a safe and healthy workplace, striving to operate without doing harm to the environment, and being a responsible corporate citizen will contribute to continued and improved business success through enhanced job productivity, lower costs, improved work quality and greater employee satisfaction and engagement. We monitor our EH&S performance through various measures, holding our employees and contractors to high standards. Meeting corporate EH&S metrics, including with respect to health and safety incidents and spill prevention, is a part of our incentive programs for all employees.
Important ESG matters are managed within a governance structure that balances broad engagement across our organization while also providing a clear line of accountability, one of our core values. ESG is integrated into our overall corporate strategy and risk management activities, and we have formalized oversight of ESG matter at the Board level: as we manage the strategic and operational issues critical to long-term value creation, we actively monitor the significant opportunities and risks associated with ESG-related issues. The Board's Nominating and Governance Committee has oversight responsibility with respect to ESG matters, which are the direct responsibility of our executive team, with day-to-day management led by our ESG Steering Committee and, through their direction and monitoring, carried out by our individual employees who are empowered to do the right thing. In 2020, we formalized the internal cross-functional ESG Steering Committee - now led by our President - responsible for supporting the development and implementation of our overall ESG strategy, including policies and operational controls of environmental, health and safety, and social risks and opportunities, and providing reports to our Nominating and Governance Committee and Board.
One of the responsibilities of the ESG Steering Committee is developing our ESG strategy and reporting, and we are formalizing how we engage with our stakeholders on these important issues. Although we are still in the early stages of our engagement and reporting initiatives, our Board and entire leadership team is committed to ensuring our continued and timely progress. One of the responsibilities of the ESG Steering Committee is to develop our ESG reporting program. We began to assess our operations and collect pertinent data in 2020, and we have continued to improve our data collection, management and reporting processes, including establishing baseline data for greenhouse gas (GHG) emissions, water use and other key metrics. As we continue to enhance and implement our ESG strategy and reporting, we invite open stakeholder feedback on our approach, goals and initiatives.

Environmental Stewardship
As part of our commitment to responsible environmental stewardship, we aim for 100% compliance with all legal requirements relating to our operations, including standards relating to air, water and greenhouse gas emissions. Our environmental strategies include:
•Increase use of renewable energy for field operation supply.
•Reduce carbon intensity in operations.
•Reduce high-impact fugitive emissions (specifically, methane) from idle and orphan wells.
•Become a water provider for community and agriculture while minimizing water use in operations.
•Continuously evaluate and address Berry’s climate-related risks and opportunities, including those related to physical risks and transition risks associated with climate change.
GHG Emissions Reduction
We work to reduce Scope 1 GHG emissions from our operations as part of our commitment to improve the sustainability of energy generation and work towards a net-zero economy. We have assessed our sources and volumes of GHG emissions and are actively pursuing reduction opportunities. Key initiatives in process include:
•Maintaining robust emissions tracking and reporting systems in place to ensure compliance with the federal Clean Air Act and California Global Warming Solutions Act, among other applicable federal and state laws designed to reduce GHG emissions.
•Maintaining rigorous system to proactively manage methane leakage in our operations through regular testing and other preventative and detection strategies.
•In California, using cogeneration power plants for steam generation which reuses heat and lowers GHG emissions.
•Participated with California Air Resources Board (CARB) in a pilot project to demonstrate how remote sensing can be used to detect methane leaks. We were the first participant to remediate identified leaks.
•Exploring opportunities for carbon capture and sequestration in existing assets as well as potential joint ventures with operating partners.
•In California, planning to deploy solar power generation for on-site use in some of our key oilfield operations where efficiencies can be realized; we anticipate completing construction of a solar array at our Hill property in 2023.
As further discussed below, in 2021 we also acquired C&J Well Services, gaining the capability to significantly reduce methane emissions from idle wells.
Idle Well Management
For each new well that we drill or acquire, we account for estimated future costs of abandonment and decommissioning of both the well and associated facilities. These costs, known as Asset Retirement Obligations or “ARO”, are publicly disclosed in our financial statements filed with the Securities and Exchange Commission. To meet California's additional idle well management regulations, we maintain plans for the management of all idle wells. In addition, as a responsive and responsible energy partner, over the last three years we consistently completed more plugging and abandonment activities than required by state idle well management regulations, and we currently plan to do the same in 2023. We spent $20 million and decommissioned 259 wells in 2022, which was beyond the regulatory requirement, in part to accommodate operational needs but largely because we recognize that there are multiple economic, policy, and public health and safety reasons to reduce the number of wells that simply will not return to service. In some instances, we were abandoning wells earlier than required.
Additionally, in the fourth quarter of 2021, we acquired C&J Well Services, a profitable new business line, to provide standard well services to the industry in California and to accelerate the reduction of fugitive emissions (mainly, methane) by plugging and abandoning idle wells across California for ourselves and other operators, as well as for the State of California. We believe that C&J Well Services is uniquely positioned to capture both state and federal funds to help remediate orphan wells (an idle well that has been abandoned by the operator and as a result becomes a burden of the state is referred to as an orphan well). According to third-party sources, it is estimated that there are approximately 35,000 idle wells in California.
Water Conservation
We recognize that water is a valuable resource and we are sensitive to the growing pressures on water needs in the communities in which we operate. As part of our operations, we reuse the majority of water that we produce in our operations. We re-inject produced water that is not re-used or recycled into reservoirs of water that is generally unsuitable for other uses using regulated wells. We actively evaluate opportunities to more efficiently use and re-use water and participate in local groundwater management organizations. We are currently developing water treatment projects to provide valuable water resources for agriculture and other beneficial uses.
Social Responsibility
We are committed to the well-being of our employees and the communities we touch. We proactively work to make sure all employees are fully engaged and empowered to achieve their potential and we are committed to attracting, developing and retaining a highly qualified, diverse and value-focused work force. Our engagement approach centers on transparency and accountability and we use a variety of channels to facilitate open, direct and honest communication, including open forums with executives through periodic town hall meetings and continuous opportunities for discussion and feedback between employees and managers, including performance conversations and reviews.
We are also committed to the communities where we operate. We also strive to empower people in our communities to improve their lives and meet their full potential. This effort includes supporting many exemplary community, education and industry-related causes through engagement, direct funding and in-kind donations, as well as through employee participation and volunteering. Reflective of our culture of responsibility, this is done in the spirit of our commitment to be a responsible corporate citizen.
Diversity, Inclusion and Workplace Culture
We are committed to attracting, developing and retaining a highly qualified, diverse and dedicated work force. We promote a workplace culture of inclusiveness, dignity and respect for all employees as well as a safe, appropriate, and productive work environment. Accordingly, we prohibit unlawful harassment and discrimination at our work facilities, as well as off-site, including business trips, business functions, and company-sponsored events. These requirements also apply to employees during non-working hours if such actions could adversely affect other employees. In particular, our Code of Conduct prohibits any form of degrading, offensive, or intimidating conduct based on a person’s race, color, ethnicity, national origin, ancestry, citizenship status, sex, gender identity and/or expression, sexual orientation, mental disability, physical disability, medical condition, neuro(a)typicality, physical appearance, genetic information, age, parental status or pregnancy, marital status, religion, creed, political affiliation, military or veteran status socioeconomic status or background, and any other characteristic protected by law.

Berry is similarly dedicated to this policy with respect to recruitment, hiring, placement, promotion, transfer, training, compensation, benefits, employee activities and general treatment during employment. The Compensation Committee has oversight responsibilities for the Company’s human capital management policies, processes and practices related to workforce diversity, wage and opportunity, equity, and inclusion. This includes reviewing the Company’s employment policies, processes and practices, as well as compensation and incentive structure, related to employee recruitment, retention and development, as well as succession planning, with a focus on the Company’s commitment to diversity, fairness and equality, and inclusion.

As a result of our efforts, we have attracted and retained a highly talented and diverse team. Currently, membership of our Board is 40% women (comprising 50% of our independent directors), and our executive leadership team is 25% women. Women represent approximately 19% of the workforce in our E&P business, and approximately 5% of the workforce of CJWS. Additionally, 20% of our Board is ethnically / racially diverse as well as approximately 17% of our executive leadership team.
At Berry, we believe that fair and equitable pay is an essential element of any successful organization and we offer comprehensive and competitive benefits to attract, motivate and retain exceptional talent. In addition, we assist our employees in meeting their career goals through a range of development tools, resources and opportunities.
Safety
We promote a safety first culture. We remind everyone to remain vigilant and report injuries so we can avoid them in the future. We make health and safety considerations an integral part of our day-to-day operations and incorporate them into the decision-making process for our Board, management and all employees. Meeting meaningful EH&S organizational metrics, including with respect to health and safety and spill prevention, is a part of our incentive programs for our entire workforce.
We have had no fatalities among our employees or contractors since we began operating under new management in 2017. Our OSHA “total recordable incident rate,” or “TRIR,” which is a measure of the number of recordable occupational injuries or illnesses per 200,000 work hours (i.e. per 100 full-time workers per year), in 2022 was 1.55.
We also conduct pre-contract review of our contractor training records and health and safety programs and take various precautions including registration and training before contractors enter our worksites and periodic audits of compliance with our plans, programs and procedures.
Community Outreach
We seek to drive sustainable benefits in the communities where we operate through engagement, community service and charitable contributions. We seek to focus our volunteer efforts and contributions to organizations and projects aligned with community focus areas and local needs. In addition, we participate in various recruitment outreach programs, including local university job fairs, career expos and internship opportunities, as well as middle school and high school educational sessions and career days. A full list of organizations Berry supports is available online at https://bry.com/about/community.
We also have programs in place designed to empower our employees to volunteer and invest in our communities, including (1) a Charitable Contribution Policy enabling employees to (a) submit donation and sponsorship opportunities to the company for consideration, and (b) apply for donation matching, up to a certain amount, for qualified organizations and (2) a Company-sponsored volunteering program that provides employees with “paid time off” benefits to volunteer with organizations and participate in civic activities. Designed to support Diversity & Inclusion in the workplace, these program empowers employees to safely invest their time in accordance with their unique interests, beliefs, and priorities.

Political Advocacy and Public Policy
We are committed to partnering with the states and communities in which we operate, including the state of California. We are bringing affordable energy to Californians in an environmentally sensitive and responsible manner. We build relationships with legislators, regulators and other policymakers by communicating and demonstrating our commitment to state goals and policies in the simultaneous pursuit of our corporate goals.
New and existing legislation and regulation can significantly impact the success of our business (please see "Regulatory Matters" and "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for additional information about the laws and regulations impacting our business). We have and will continue to proactively engage with the California executive and legislative branches and with regulatory agencies in order to realize the full potential of our resources in a timely fashion and in a manner that safeguards people and the environment and complies with existing laws and regulations. In addition to directly conversing with legislators, regulators, and others in government, we engage in the legislative and rule-making process both directly through lobbying and supporting candidates and political organizations that advance our corporate interests and indirectly through trade organizations.
We support candidates and political organizations that share and advance our corporate interests. We do all of this ethically and in compliance with all federal, state and local laws, which we achieve through adherence to our policy on political engagement. In California, the Political Reform Act requires disclosure of campaign contributions regarding state and local candidates and expenditures made in connection with lobbying the State Legislature and attempting to influence administrative decisions of state government. Berry reports state and local political contributions and lobbying-related expenses as required by the Political Reform Act and Fair Political Practices Commission regulations. These reports are available on the California Secretary of State’s website: https://cal-access.sos.ca.gov/.

STOCKHOLDER ENGAGEMENT & COMMUNICATION WITH THE BOARD
Our relationship and ongoing dialogue with YOU, our stockholders, is an important part of our Board’s and our executive team’s corporate governance commitment. Building trust with stockholders is important to us and is significantly aided by understanding stockholder viewpoints, priorities and motivations. This understanding and trust is key as we seek to optimize long-term benefits for the Company while reconciling sometimes disparate wants and needs of stakeholders (investors, employees, customers, suppliers, etc.).
The Board welcomes communications from our stockholders and other interested parties. We actively seek input from our stockholders because we value the contribution stockholder engagement gives to overall business success. Our executives meet with stockholders regularly and discuss a variety of matters, including investor interests, ESG matters, executive compensation topics and emerging issues. In 2022, we held discussions with stockholders representing over 33% of our outstanding stock in-person or through telephone or video calls. We provide our Board with reports on the key themes and results of these discussions, and seek to use such engagements to continually inform our corporate practices, reporting and strategic priorities.
As part of our commitment to accountability and communication, in 2020, we established a dedicated and direct communication channel to the Company’s executive team and Board. The Board recommends that stockholders initiate communications with the Board (including the Executive Chairman, Lead Independent Director, the chair of any committee, the independent directors as a group and/or any Board member) by writing to our Corporate Secretary. This process assists the Board in reviewing and responding to stockholder communications. The Board has instructed our Corporate Secretary to review correspondence directed to the Board (including the Chair and any Board committee) and, at the Corporate Secretary’s discretion, to forward those items deemed appropriate for the Board’s consideration as soon as reasonably practicable following receipt. Stockholders and other interested parties may communicate with our executive team or the Board (including the Executive Chairman, Lead Independent Director, the chair of any committee, the independent directors as a group and/or any Board member) by emailing StakeholderEngagement@bry.com or writing to the following address: Berry Corporation, Attention: Corporate Secretary, 16000 North Dallas Parkway, Suite 500, Dallas, Texas 75248. Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication.
Copies of our committee charters, Code of Conduct and Corporate Governance Guidelines are available without charge to any person who requests them. Requests should be directed to StakeholderEngagement@bry.com or Berry Corporation, Attn: Corporate Secretary, 16000 N. Dallas Pkwy., Suite 500, Dallas, Texas 75248.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board is responsible for the appointment, compensation, retention, evaluation and oversight of the work of the independent registered public accounting firm (also referred to as the "independent auditor") retained to audit our financial statements.

The Audit Committee has appointed and retained KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

The Board is submitting the selection of KPMG as independent auditor for ratification during the Annual Meeting. The Board and the Audit Committee believe the submission provides an opportunity for stockholders to communicate with the Board and the Audit Committee through their vote about an important aspect of corporate governance. If stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the selection of that firm as our independent auditor.

Although ratification is not required by our bylaws or otherwise, as a matter of good corporate governance, we are asking our stockholders to approve the appointment of KPMG as our independent registered public accounting firm. If the selection of KPMG is not approved, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection of KPMG is ratified, our Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.
KPMG has been our independent registered public accounting firm since February 2017. KPMG was also our predecessor company’s independent registered public accounting firm. The Audit Committee considers KPMG to be well-qualified and recommends that the stockholders vote for ratification of this appointment.
A representative of KPMG is expected to be present during the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions from stockholders.
Voting Information and Related Matters
You may vote for, against, or abstain from voting on this Proposal 2. Approval requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the matter; a vote to ABSTAIN will have no effect on the outcome of this proposal.
If you are a stockholder of record and you submit your proxy card (whether by mail, online or phone), the appointed proxies will vote your shares in accordance with your instructions. If you do not indicate how the proxies should vote, the proxies will vote your shares for this proposal.
If you hold shares through a broker, bank or other nominee, the nominee will have discretionary authority to vote on this proposal, and a vote to ABSTAIN will have no effect on the outcome of this proposal.
Recommendation of the Board
The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

OTHER AUDIT COMMITTEE MATTERS
The Audit Committee is directly responsible for the appointment, compensation, retention, evaluation and oversight of the work of our independent auditor (also referred to as our “independent registered public accounting firm”); this includes reviewing the independence and quality control procedures of the independent auditor, and reviewing and evaluating the lead partner of the independent auditor. KPMG has served as our independent auditor since February 2017, and was also the independent auditor for our predecessor. The Audit Committee has approved KPMG to serve as independent auditor for the fiscal year ending December 31, 2023.
Audit and Other Fees
The table below sets forth the aggregate fees billed by KPMG, our independent registered public accounting firm, with respect to the last two fiscal years; the Audit Committee pre-approved all of the services provided by the independent auditor.

	2022	2021

Audit Fees(1)	$1,074,905	$1,142,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(3)	—	—
Total Fees	$1,074,905	$1,142,000
________________
(1)    Audit Fees include fees necessary to perform the annual audit and quarterly reviews of our consolidated financial statements, and services that generally only the independent registered public accounting firm can reasonably provide, such as comfort letters, consents, other attestation services, and assistance with, and review of, documents filed with the SEC. These fees also include accounting consultations performed in conjunction with these audits.
(2)    No Audit-Related Fees were incurred in 2022 or 2021.
(3)    No Tax Fees or Other Fees were incurred in 2022 or 2021.
The Audit Committee has adopted a policy requiring pre-approval by the Audit Committee of all audit and non-audit services performed by the independent auditor. Although no non-audit services have been performed to date, if any were proposed to be provided, the Audit Committee would consider, among other factors, the possible effect of the performance of such services on the auditors’ independence. The Audit Committee chair has the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee for ratification at a subsequent meeting. The duties of the Audit Committee with respect to the independent registered public account firm are further described in the Audit Committee Charter which is described in this Proxy Statement and a copy of which is posted on our website.
Report of the Audit Committee
The Audit Committee is appointed by the Board of the Company to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements; (2) the independence, qualifications and performance of the Company’s independent registered public accounting firm; (3) the effectiveness and performance of the Company’s internal audit function; and (4) other matters as set forth in the charter of the Audit Committee, which was approved by the Board.
Management is responsible for the preparation of the Company’s financial statements and its financial reporting processes, including the systems of internal controls and disclosure controls and procedures. KPMG LLP, the

Company’s independent registered public accounting firm, is responsible for auditing the Company’s financial statements and expressing opinions on the conformity of the Company’s financial statements to generally accepted accounting principles in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the year ended December 31, 2022. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also received the written disclosures and communications from the independent registered public accounting firm regarding, and discussed with the independent registered public accounting firm, the matters required to be discussed by applicable standards adopted by the PCAOB, including matters concerning the independence of the independent registered public accounting firm. The Audit Committee has reviewed and discussed KPMG’s independence with KPMG.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board,

Renée Hornbaker, Chair Anne Mariucci, Member Don Paul, Member Rajath Shourie, Member
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein.

EXECUTIVE COMPENSATION
This Executive Compensation section provides a description of the elements and key features of our executive compensation program, as well as context and rationale for decisions made with respect to the compensation for our “Named Executive Officers” or “NEOs” for the year ended December 31, 2022, as such terms are defined and persons are identified below: We are currently considered an “emerging growth company,” within the meaning of the Securities Act, for purposes of the SEC’s executive compensation disclosure rules. As such, we are subject to reduced compensation disclosure requirements and we are required to provide only the "Summary Compensation Table" and the "Outstanding Equity Awards at Fiscal Year End Table," together with limited narrative disclosures regarding executive compensation for our last completed fiscal year. Additionally, our reporting obligations extend only to our principal executive officer plus our two other most highly compensated executive officers for the last completed fiscal year (such persons referred to herein as "Named Executive Officers" or "NEOs"). However, as a matter of good governance and in furtherance of our commitment to transparency and proactive stockholder engagement, we have included more robust disclosures than required and we invite our stockholders to communicate with us about our executive compensation objectives, principles, policies, and practices.

For purposes of this Proxy Statement, our Named Executive Officers and their titles as of December 31, 2022, are:

Name	Principal Position & Title

A. Trem Smith	Board Chair, President and Chief Executive Officer
Cary Baetz	Executive Vice President and Chief Financial Officer, Board Member
Fernando Araujo	Executive Vice President and Chief Operating Officer
In accordance with SEC rules, our NEOs were determined as of December 31, 2022 and are listed above with the titles that they held as of that date. In November 2022, we announced a transformative leadership succession plan in connection with a new strategy for shareholder value creation and sharpened focus on shareholder return maximization. Among other changes to our executive leadership team, effective January 1, 2023, (1) Mr. Smith was removed from his roles as President and Chief Executive Officer of the Company and transitioned to the position of Executive Chair of the Board; (2) Mr. Araujo was promoted to Chief Executive Officer and the Chief Operating Officer position eliminated; and (3) Mr. Baetz was removed from his role as Chief Financial Officer and became a special advisor to management for a transition period. In February 2023, the Board determined it was appropriate to terminate Mr. Baetz’s employment with the Company for reasons other than cause effective March 3, 2023. Simultaneous with his termination of employment, Mr. Baetz also resigned from the Board effective as of March 3, 2023; his resignation from the Board was not due to any disagreement with us. Additionally, effective January 1, 2023, our then-Executive Vice President, General Counsel and Corporate Secretary, Danielle Hunter, was promoted to President and our then-Chief Accounting Officer Michael Helm, was promoted to Vice President, Chief Financial Officer; Mr. Helm also continues to serve as Chief Accounting Officer. While this Proxy Statement includes some information regarding the 2023 compensation decisions made for our current executive officers (specifically, Mr. Smith, Mr. Araujo, Ms. Hunter and Mr. Helm) in connection with the implementation of this leadership succession plan, more detailed information will be detailed in the proxy statement for our 2024 Annual Meeting of Stockholders.
Overview of Our Executive Compensation Program
The purpose of our executive compensation program is to allow us to attract, retain, motivate and reward high-performing executives to maximize returns to our stockholders. Our compensation program is designed to incorporate compensation and governance best practices and closely align the interests of all of our employees, including our executive officers, with the short- and long-term best interests of our stockholders. The table below summarizes the components of our executive compensation program, and explains how those have been structured to incentivize our executives to take actions that are aligned with our short- and long-term strategic objectives, appropriately balancing risks versus potential rewards, ensure the highest level of accountability to stockholders by aligning executive pay with Company performance, and drive long-term value creation:

Component	Purpose & Design	Certain Practices

Salary: Cash	•Attract and retain talent •Only fixed component - provides a base level of competitive compensation when all other elements are variable and at-risk
•Generally target market median at time of hire / appointment

•In connection with the executive leadership succession plan implemented January 1, 2023, the CEO and CFO salaries were reset at lower levels

Short-Term Incentives (“STI”): Annual Cash Award
•Support strategic results, incentivize performance under the annual plan and foster a pay-for-performance culture
•Design and performance criteria established annually
•100% is at-risk and performance-based
•Majority based on quantifiable, organizational performance metrics (20-25% based on individual performance)
•No guaranteed payout

•Target payout opportunities (designed as a percentage of base salary) for our executive officer positions are reviewed each year and have remained flat
•Actual payout amounts (i.e., realized compensation) are solely based on the Compensation Committee's determination of achievement under the established organizational and individual performance criteria

Long-Term Incentives (“LTI”): Stock-Based Award
•Ensure strong alignment with stockholder interests and incentivize long-term value creation
•Design and performance criteria established annually
•100% is at-risk, with realizable compensation ultimately based on stock price
•60% is performance-based (40% time-base)

•Grant date values (designed as a percentage of base salary) are reviewed for appropriateness each year, considering multiple factors including the price of our common stock at the time of grant.
•In 2021, introduced “Cash Return on Invested Capital” or “CROIC” as a returns based financial metric for half of the performance-based awards, and maintained Total Shareholder Return matrix (using both Relative and Absolute TSR) for the other half. This mix was also used in 2022.

We believe that the higher an individual’s position is within the Company, the greater the percentage of their compensation that should be at-risk and performance-based to ensure the highest level of accountability to stockholders. This translates to an executive compensation program that strongly links the pay realized by our executives to the performance of the Company and the returns delivered to our stockholders.

2022 TARGET TOTAL DIRECT COMPENSATION:
MAJORITY AT-RISK AND PERFORMANCE-BASED

TARGET PAY MIX OF CEO
12%
13%
45%
30%
Salary
STI-Performance Based
LTI-Performance Based
LTI-Time Based

At-Risk: 88%	At-Risk: 80%
Performance-Based: 58%	Performance-Based: 56%

Executive Compensation Program Best Practices and Process
Our executive compensation program reflects prevailing compensation and governance best practices intended to strongly align compensation with the short- and long-term best interests of our stockholders, support short- and long-term objectives, and drive long-term value creation. The following is a summary of some of our executive compensation practices and policies:

✓ What We Do
✓100% of STI cash awards are at-risk and performance-based
✓60% of executive LTI equity awards are performance-based, and 100% are at-risk (realizable compensation based ultimately on stock price)
✓Incentive mix is balanced between short-term and long-term components to avoid creating excessive or inappropriate risks for the Company
✓Meaningful stock ownership guidelines and holding requirements for executive officers
✓Clawback policy provides for the forfeiture, recovery or reimbursement of incentive-based cash and equity awards in certain situations
✓All employment agreements contain “double trigger” change of control severance provisions
✓Independent compensation consultant advises the Compensation Committee
✓Pay policies and practices designed to ensure performance-driven pay that is competitive, fair, and equitable internally and externally

U What We Don't Do
U No uncapped incentives
U No guaranteed bonuses (STIP has minimum performance requirements to receive any payout)
U No special or multi-year guaranteed equity grants
U No extraordinary perquisites or non-qualified retirement benefits
U No hedging or pledging of Company stock.
U No perquisites or other compensatory arrangements for former executives
U No excessive change in control severance payments or tax gross-ups
U No backdating, repricing, buyout, voluntary surrender, replacing or exchange of underwater stock options / stock appreciation rights without prior stockholder approval
U Prescriptive “change in control” definition means no risk of payment outside of an actual change in control occurring

Role of the Compensation Committee.

Our executive compensation program is overseen by the Compensation Committee of our Board of Directors, with input from our executive team and an independent compensation consultant engaged, directed, and overseen by the Committee. Our Compensation Committee, which is comprised solely of independent directors who meet the heightened SEC standards applicable to compensation committees, is responsible for making compensation-related decisions for our executive officers and evaluating their performance for compensatory purposes. The Committee also oversees the Company's incentive compensation programs applicable to all employees, including our executive officers, which are primarily performance-based.

Role of Management.
Members of our executive leadership team, including our current Executive Chair, CEO, President and Vice President, Human Resources, provide input to the Compensation Committee with respect to executive compensation, key job responsibilities, achievement of performance objectives and compensation program design. We believe these individuals provide helpful support to the Compensation Committee in these areas given their understanding of our business and personnel, compensation programs and competitive environment. The Compensation Committee is not obligated to accept management’s recommendations with respect to executive compensation matters and meets in executive session to discuss such matters outside of the presence of management.
Role of Independent Compensation Consultants.
In October 2020, the Compensation Committee first engaged Meridian Compensation Partners, LLC ("Meridian") as its new independent compensation consultant to advise the Committee in reviewing our executive compensation program and setting 2021 executive compensation, as well as the design of our short-term and long-term incentive programs for all eligible employees. Among other actions, Meridian assisted the Compensation Committee in reviewing and refreshing the compensation peer group, providing comparative market data and trends on compensation practices and programs based on an analysis of the updated peer group and other factors. Meridian’s engagement for such services has continued since, including with respect to our 2022 and 2023 executive compensation programs. Additionally, Meridian has advised the Committee with respect to our non-employee director compensation program, as discussed in "Director Compensation." Representatives of Meridian regularly communicate with our Compensation Committee Chair and participate in Compensation Committee meetings, including executive sessions without management.
At the time of their initial engagement and on an annual basis thereafter in connection with their ongoing engagement, the Compensation Committee reviews the independence of Meridian, considering all factors relevant to Meridian’s independence from management and from members of the Committee. The Compensation Committee last completed this review in February 2023 and affirmatively determined that Meridian was independent and without conflicts of interest under the rules of the Securities and Exchange Commission rules and NASDAQ.
Role of Compensation Market Data.
On an annual basis, the Compensation Committee analyzes the total compensation of our executive officers, with benchmarking to comparative peer group compensation data that includes base salaries, short-term and long-term incentive opportunities, and incentive program designs. The Compensation Committee also considers industry and other market-based compensation data. Meridian facilitates this analysis. As part of this process, with Meridian’s assistance, the Compensation Committee reviews our compensation peer group used for benchmarking purposes to ensure sufficient alignment on key metrics is maintained, and makes adjustments as appropriate. The compensation peer group used in setting 2022 executive compensation is set forth below:

California Resources Corporation	Bonanza Creek Energy, Inc.
Magnolia Oil & Gas Corporation	Earthstone Energy, Inc.
Centennial Resource Development, Inc.	Contango Oil & Gas Company
Whiting Petroleum Corporation	Penn Virginia Corporation
Talos Energy Inc.	Ring Energy
Laredo Petroleum, Inc.	Amplify Energy Corp.
Northern Oil and Gas Inc.	Battalion Oil Corporation

We adjusted our compensation peer group for purposes of setting 2023 due primarily to mergers that resulted in the removal of three of our peer companies from 2022: Whiting Petroleum Corporation, Bonanza Creek Energy, Inc., and Contango Oil and Gas Company. The Committee also determined it was appropriate to add Denbury and
Silverbow Resources to our compensation peer group for 2023.
Summary Compensation Table
The following table summarizes the compensation earned by our Named Executive Officers for services rendered for the fiscal years ended December 31, 2022 and December 31, 2021, respectively. See the discussion under “Executive Compensation” regarding executive officer transitions implemented in 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

A. Trem Smith Board Chair, Former Chief Executive Officer and President	2022	$650,000	$4,414,801	$656,500	$245,105	$5,966,406
	2021	$650,000	$3,397,949	$793,000	$153,620	$4,994,569
Cary Baetz Former Executive Vice President and Chief Financial Officer	2022	$500,000	$1,698,002	$505,000	$40,564	$2,743,566
	2021	$500,000	$1,640,390	$610,000	$22,146	$2,772,536
Fernando Araujo Former Executive Vice President and Chief Operating Officer	2022	$480,000	$1,630,079	$451,200	$18,300	$2,579,579
	2021	$480,000	$1,523,215	$561,600	$10,200	$2,575,015
________________
(1)    Amounts reported reflect the aggregate grant date fair market value of the awards of restricted stock units (“RSUs”) and performance stock units (“PSUs”) granted to each NEO, computed in accordance with FASB ASC Topic 718 (“ASC 718”), but excluding the effect of estimated forfeitures. The number of RSUs and PSUs granted to each NEO was determined by dividing the grant date value established by the Compensation Committee by the market closing price of a share of the Company's common stock on the last trading day before the grant date. Amounts reported with respect to PSUs in the table assume a payout equal to 100%. At maximum performance the value of the 2022 PSUs on the date of grant would be $6.6 million, $2.5 million and $2.4 million, for Messrs. Smith, Baetz and Araujo, respectively. At maximum performance the value of the 2021 PSUs on the date of grant would be $5.2 million, $2.5 million and $2.3 million, for Messrs. Smith, Baetz and Araujo, respectively. For additional information, please see Note 6 of our Annual Report on Form 10-K for each of the years ended December 31, 2022 and 2021, as well as “—Narrative Disclosure to Summary Compensation Table—Long-Term Incentive Plan” in this Proxy Statement.

(2)    Amounts reported reflect the cash bonus awards earned by each NEO based on performance under the Short-Term Incentive Plan for the performance year (which is set on a fiscal year basis), which is paid in the first quarter of the subsequent year. See “—Narrative Disclosure to Summary Compensation Table—Short-Term Incentive Plan” for additional information.
(3)    Amounts reported reflect (a) Company matching contributions to the Named Executive Officers’ 401(k) plan accounts (offered to all employees) and (b) California tax reimbursements provided to Mr. Smith and Mr. Baetz, as detailed below:

Named Executive Officer	Year	Company 401(k) Plan Contributions ($)	California Tax Reimbursements ($)	Other ($)	Total ($)

A. Trem Smith	2022	$18,300	$226,805	$—	$245,105
	2021	$9,750	$143,870	$—	$153,620
Cary Baetz	2022	$18,300	$22,264	$—	$40,564
	2021	$9,900	$12,246	$—	$22,146
Fernando Araujo	2022	$18,300	$—	$—	$18,300
	2021	$10,200	$—	$—	$10,200
Narrative Disclosure to Summary Compensation Table
Base Salaries.
On an annual basis, the Compensation Committee reviews the base salaries of our executive officers and considers, among other factors, whether the base salaries remain appropriately positioned relative to the compensation peer group and internally aligned. The Compensation Committee determined to not increase the base salaries of our executives for 2022. Salaries for our NEOs have remained flat from their date of hire into and while serving in such positions. In connection with the executive leadership succession plan implemented January 1, 2023, the salaries for our executive officer positions were reset at lower levels on an individual basis (with the exception of the executive chair, whose salary remained unchanged to his salary as CEO).
Short-Term Incentive Plan (“STIP”).
Each of our executive officers is eligible to receive an annual cash bonus award, with the threshold, target and maximum payout opportunities for each executive established by the Compensation Committee each year. As discussed below, while the employment agreements in place with our executive officers do contemplate specific target and maximum payout opportunities for the annual cash bonus, the Compensation Committee contractually retains full authority to set those values on an annual basis in its sole discretion (and may set those higher or lower than what is provided for in the employment agreements). The overall STIP design, including the performance measures and goals and the relative weighting of those metrics, are determined by the Compensation Committee on an annual basis in connection with the Board's approval of our annual budget and plan. While the Compensation Committee has adopted a formula-driven approach for the STIP, the Committee retains the right to exercise positive or negative discretion in determining the actual payout amount of aggregate or individual awards under the STIP, which includes consideration of, for example, our current and forecasted financial condition and macro-economic conditions at the time of the payout.
In February 2022, the Compensation Committee established the 2022 STIP applicable to our executive officers and reviewed with them management’s proposed 2022 STIP for our non-executive employees to ensure equity and alignment. The 2022 STIP for executives was comprised of:
1.Organizational performance objectives, the metrics for which were quantitative with our performance measured against the current year’s budget and strategic plan; and

2.Individual performance objectives”, the metrics for which were strategic, qualitative and tailored to each executive’s role and responsibilities.
In connection with approving the 2022 STIP, the Committee also established that each NEO was eligible to receive a cash bonus award for the year with a target value equal to 100% of the executive's annual base salary and a maximum payout of up to 200% of the target value. Accordingly, depending on both our and the executive’s performance under the established performance criteria, the STI payout opportunity for each executive ranged from 0% of target (for performance under the established “threshold” goals) to 200% of target (for performance meeting or exceeding the established “maximum” goals) of the target value.
The construct of the 2022 STIP for the NEOs is set forth below:

2022 STIP
	INDIVIDUAL	ORGANIZATIONAL
	Strategic	Financial & Operational	ESG

A. Trem Smith	25%	65%	10%

Cary Baetz	25%	65%	10%

Fernando Araujo	20%	65%	15%

2022 STIP ORGANIZATIONAL PERFORMANCE OBJECTIVES: (Quantitative, Interpolation)(1)
		GOALS			ACHIEVEMENT
MEASURE	UNIT	THRESHOLD	TARGET	MAXIMUM	ACTUAL	PERCENT OR TARGET EARNED

Financial & Operational
Adjusted EBITDA(2)	MM$	298	372	558	379.9	104%
Adjusted Free Cash Flow(3)	MM$	113	163	213	199.8	174%
Non-energy Opex	$/BOE	14.52	13.83	13.14	16.14	—%
ESG
Total Recordable Incident Rate (TRIR)(4)	Ratio	1.00	0.6	0.50	1.55	—%
Spills Value Lost(5)	M$	565	465	365	212.8	200%

________________
(1) Calculated as follows:
•0% if achievement less than Threshold
•50% upon achievement of Threshold
•100% upon achievement of Target
•200% upon achievement of Maximum
For performance between “Threshold” and the “Target” and between “Target” and the “Maximum,” linear interpolation is used to determine the payout percentage. Particular metrics within each Organizational Performance Objective (that is, Financial, Operational or ESG) are weighted equally.

(2) Adjusted EBITDA, calculated same as publicly reported.

(3) Adjusted Free Cash Flow is calculated as cash flow from operations less regular fixed dividends and maintenance capital.

(4) TRIR calculated in alignment with standard OSHA methodology by multiplying the number of OSHA Recordable Cases by 200,000, then dividing by the number of Employee Labor Hours worked during the calendar year.

(5) Spills Value Lost calculated in alignment with industry practices, based on the direct costs resulting from environmental spills, including the cost of cleanup, material disposal, environmental remediation and emergency response; but excluding indirect consequential costs, such as lost business opportunity or business interruption.

For our NEOs in aggregate, the average payout under the 2022 STIP was approximately 99% of the target opportunity, with the Company's results under the organizational performance component (target opportunity weighting of 75% for Mr. Smith and Mr. Baetz and 80% for Mr. Araujo), yielding an average payout of 85% for the NEOs.

	2022	Weighted Average Performance Factors (% of Target)
	Target Opportunity	Strategic	Financial & Operational	ESG	TOTAL	Award Payout
	($)	(%)	(%)	(%)	(% of Target)	($)
A. Trem Smith	$650,000	15.0%	76.0%	10.0%	101%	$656,500

Cary Baetz	$500,000	15.0%	76.0%	10.0%	101%	$505,000

Fernando Araujo	$480,000	10.0%	69.0%	15.0%	94%	$451,200
Long-Term Incentive Plan (“LTIP”).
Each of our executive officers is eligible to receive an annual equity award, with the grant date value as well as the structure, type, performance criteria and other terms and conditions established by the Compensation Committee each year. As discussed below, while the employment agreements in place with our executive officers do contemplate specific annual grant date values, ultimately such equity awards are subject to the Committee's full and sole discretion. The employment agreements then in place specifically contemplated as follows with respect to our NEOs:
•For Mr. Smith, three times the sum of his annual base salary plus STIP award target value, which was 100% of his annual base salary, so effectively six times the sum of his annual base salary; and
•For Mr. Baetz and Mr. Araujo, three times the NEO's annual base salary.
As noted above, the Compensation Committee contractually retains full authority to establish the amount, type and terms of the annual equity awards for our executives, and, for the avoidance of doubt, may in its sole discretion award a higher or lower grant date value than what is provided for in the employment agreements.

Since our IPO in 2018, the annual LTI awards granted to our executive officers have been comprised of stock settled awards, specifically: 40% in the form of restricted time-based stock units ("RSUs") and 60% in the form of performance-based stock units (“PSUs”). This mix reflects our appreciation for the retentive value of time-based awards, and belief that well-rounded long-term equity-based compensation should provide executives with a sufficient amount of time-based awards to avoid incentivizing excessive risk taking.
The 2022 LTI awards granted to our Named Executive Officers are summarized below:
Restricted Stock Units (“RSUs”): The number of RSUs granted to each NEO on February 19, 2022 was determined by dividing the allocated grant date value of such award (40% of the total grant date value), as established by the Compensation Committee, by the market price of a share of common stock at the close of the market on the grant date, which was $8.90. These RSUs are subject to a time-based vesting schedule, vesting in equal annual increments on the first, second and third anniversary of the grant date (also subject to continuous employment through each vesting date, with certain exceptions specified in the award agreements and described under “—Potential Payments Upon Termination or Change in Control”).
Performance Stock Units (“PSUs”): The number of PSUs granted to each NEO on March 1, 2022 was determined by dividing the allocated grant date value of such award (60% of the total grant date value), as established by the Compensation Committee, by the market price of a share of common stock at the close of the market on the grant date, which was $10.02. The PSUs will cliff vest on the third anniversary of the grant date and payout in a number of shares determined based on the performance level attained during the performance period (and subject to continuous employment through the vesting date, with certain exceptions specified in the award agreements and described under “—Potential Payments Upon Termination or Change in Control.”). The PSUs granted were split evenly to be based on two different performance metrics, such that 50% of the PSUs will vest and payout based on our average “Cash Returned on Invested Capital” (“CROIC”) over the three year performance period of January 1, 2022 through December 31, 2024, and the remaining 50% will vest and payout based on a matrix judging both absolute and relative “Total Shareholder Return” (“TSR”) over the same three year performance period.
•TSR PSUs: Performance measures based on Total Stockholder Return, defined as the capital gains per share of stock plus dividends paid assuming reinvestment, over the performance period of January 1, 2022 through December 31, 2024. Specifically, the performance criteria is based on both absolute TSR and relative TSR ranking our TSR performance to the TSR of (a) the 44 E&P companies in the Vanguard World Fund - Vanguard Energy ETF index as of March 1, 2022, and (b) the S&P SmallCap 600 Value Index during the performance period. The table below shows the percentage of PSUs that may be earned depending on the absolute TSR and relative TSR performance achieved; the number of shares that payout will be determined using straight line interpolation between the listed values.

		Absolute TSR
		<0%	≥0%	≥20%
Relative TSR	≥90th percentile	150%	200%	250%
	≥75th percentile	100%	150%	200%
	≥50th percentile	50%	100%	150%
	≥25th percentile	0%	25%	50%
	<25th percentile	0%	0%	25%
•CROIC PSUs: Performance measures based on the Company's average Cash Returned on Invested Capital over the 2022, 2023 and 2024 fiscal years included in the performance period, as follows:

Average CROIC FY 2022, 2023 and 2024	Percentage of Target PSUs that Vest (Performance Multiplier)(1)
<28.8%	—%
30.8%	50%
32.8%	100%
34.8%	150%
36.8%	200%
The number of shares that may vest vest will be determined using straight line interpolation between the listed values based on the actual average CROIC achieved for the performance period.
Other Compensation Elements
We offer participation in a broad-based retirement plan intended to provide benefits under section 401(k) of the U.S. Internal Revenue Code pursuant to which our employees, including our Named Executive Officers, are permitted to contribute a portion of their eligible compensation to a tax-qualified retirement account. We also provide discretionary matching contributions in an amount equal to 100% of the first 6% of eligible compensation contributed to the 401(k) plan. All matching contributions vest immediately.

Outstanding Equity Awards at 2022 Fiscal Year-End
The following table reflects information regarding outstanding equity-based awards held by our Named Executive Officers as of December 31, 2022:

Name	Grant Date	Outstanding Equity Awards as of December 31, 2022
		Number of Shares or Units of Stock that have Not Vested (#)(1)		Market Value of Shares or Units of Stock that have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

A. Trem Smith
RSUs	02/19/2022	175,281	(2)	$1,402,248
PSUs	03/01/2022				526,500	(3)	$4,212,000
RSUs	02/19/2021	167,027	(2)	$1,336,216
PSUs	02/19/2021				845,573	(4)	$6,764,584
RSUs	03/01/2020	87,912	(2)	$703,296
PSUs	03/01/2020				791,208	(5)	$6,329,664
Cary Baetz
RSUs	02/19/2022	67,416	(2)	$539,328
PSUs	03/01/2022				202,500	(3)	$1,620,000
RSUs	02/19/2021	80,633	(2)	$645,064
PSUs	02/19/2021				408,209	(4)	$3,265,672
RSUs	03/01/2020	41,863	(2)	$334,904
PSUs	03/01/2020				376,766	(5)	$3,014,128
Fernando Araujo
RSUs	02/19/2022	64,719	(2)	$517,752
PSUs	03/01/2022				194,400	(3)	$1,555,200
RSUs	02/19/2021	74,874	(2)	$598,992
PSUs	02/19/2021				379,049	(4)	$3,032,392
RSUs	09/15/2020	10,929	(2)	$87,432
PSUs	09/15/2020				98,360	(5)	$786,880
________________
(1)    Represents equity awards outstanding as of December 31, 2022. The market value was calculated by multiplying the number of outstanding units on December 31, 2022 by the closing price of a share of our common stock on such date, which was $8.00.
(2)    One-third of the RSUs vest on each of the first, second and third anniversary of the grant date.
(3)    These PSUs will vest on March 1, 2025, with 50% of the PSUs subject to a combination of absolute and relative TSR performance and the other 50% based on average CROIC, in both instances during the performance period of January 1, 2022 through December 31, 2024. In accordance with the SEC rules, the number of shares presented in this table reflects the maximum potential payout, which (a) with respect to the TSR-based PSUs is 250% of the PSUs granted, and (b) with respect to the CROIC-based PSUs, is 200% of the PSUs granted; provided, however, that depending on performance no (zero) shares may actually be delivered. For additional information, including discussion of the performance vesting conditions, please see “—Narrative Disclosure to Summary Compensation Table—Long-Term Incentive Plan—Performance Stock Units (PSUs)” in this Proxy Statement.
(4)    These PSUs will vest on February 19, 2024, with 50% of the PSUs subject to a combination of absolute and relative TSR performance and the other 50% based on average CROIC, in both instances during the performance period of January 1, 2021 through December 31, 2023. In accordance with the SEC rules, the number of shares presented in this table reflects the maximum potential payout, which (a) with respect to the TSR-based PSUs is 250% of the PSUs granted, and (b) with respect to the CROIC-based PSUs, is 200% of the PSUs granted; provided, however, that depending on performance no (zero) shares may actually be delivered. For additional information, including discussion of the performance vesting conditions, please see “—Narrative Disclosure to Summary Compensation Table—Long-Term Incentive Plan—Performance Stock Units (PSUs)” in this Proxy Statement.
(5)    These PSUs vested on March 1, 2023, all of which were subject to a combination of relative TSR and absolute TSR over the performance period of March 1, 2020 through March 1, 2023. In accordance with the SEC rules, the number of shares presented in this table reflects the maximum potential payout, which was 200% of the PSUs granted. However, based on the Company’s performance, shares representing only 80% of the PSUs granted were paid out.
Additional Narrative Disclosure
2023 Compensation Decisions
As disclosed in a Current Report on Form 8-K filed on November 30, 2022, in connection with the transformative leadership succession plan announced on that date, the Compensation Committee approved the 2023 compensation structure for our current executive officers: Executive Chair Mr. A. Trem Smith, Chief Executive Officer Mr. Fernando Araujo, President Ms. Danielle Hunter, and Vice President, Chief Financial Officer Mr. Michael Helm. Additionally, the employment agreements with each executive officer were amended effective January 1, 2023 to reflect their new positions and related compensation. Information regarding their amended employment agreements and new compensation arrangements, including base salaries and incentive compensation opportunities, are summarized in the 8-K. In February 2023, the Compensation Committee approved our 2023 STIP and LTIP awards for our current executive officers. Meridian advised the Compensation Committee in refreshing our executive compensation program, including setting base salaries and incentive compensation opportunities for our executive officers.
While this Proxy Statement includes some information regarding the 2023 compensation decisions made for our current executive officers (specifically, Mr. Smith, Mr. Araujo, Ms. Hunter and Mr. Helm) in connection with the implementation of this leadership succession plan, more detailed information will be detailed in the proxy statement for our 2024 Annual Meeting of Stockholders. Certain aspects of our 2023 executive compensation program are as follows:

Component	Action	Primary Rationale

Salaries	Reset CEO and CFO salaries at lower levels	Targeted peer group market median
STIP	Opportunity target values as a % of salary held flat at 100% for CEO (set at same for newly established / separated President position) and reduced for CFO (80% from 100%)	Competitive relative to peer group and market levels
With the exception of the Executive Chair, the number of organizational performance metrics remained consistent at 5, but replaced spills-related metric (for which we achieved maximum payout under the 2022 STIP) with Adjusted G&A

	STIP for Executive Chair is 100% discretionary, based on individual performance	Focus on cost reductions
	With the exception of the Executive Chair, the weighting of the individual performance component, which provides a discretionary element to the STIP, was reduced to 15%	Peer and industry practice
LTIP	Grant date target values as a % of salary were reduced for CEO (381% from 600%) and CFO (120% from 300%)	Competitive relative to peer group and market levels
	Maintained a mix of 60% performance-based and 40% time-based, with 1/2 of the PSUs based on CROIC and 1/2 based on Absolute TSR	Preserve strong performance alignment; E&P investor focus and company priorities on free cash flow and capital efficiency
Employment Agreements
We maintained employment agreements with each of our Named Executive Officers that provided the NEOs with (a) an annualized base salary of $650,000 for Mr. Smith, $500,000 for Mr. Baetz and $480,000 for Mr. Araujo; (b) eligibility to receive an annual short-term incentive cash award with a target opportunity equal to 100% of the executive's annual base salary (as further described below in “—Narrative Disclosures to Summary Compensation Tables—Short-Term Incentive Plan”); (c) eligibility to receive annual long-term incentive equity awards with an aggregate grant date value equal to (i) for Mr. Smith, three times the sum of his base salary plus STI target value and (ii) for Mr. Baetz and Mr. Araujo, three times the sum of the NEO’s base salary (as further described in “—Narrative Disclosures to Summary Compensation Table—Long-Term Incentive Plan”); and (d) for Mr. Smith and Mr. Baetz, a tax reimbursement payment to the extent any of their compensation is subject to California state income taxes. Pursuant to the employment agreements, the amount of each NEO's base salary, STI target value and LTI awards are subject to review and determination by the Compensation Committee, in its sole discretion, on an annual basis.
In connection with the executive succession plan, the employment agreements for our current executive officers — Executive Chair Mr. Smith, Chief Executive Officer Mr. Araujo, President Ms. Hunter, and Vice President, Chief Financial Officer Mr. Helm — were amended effective January 1, 2023 to reflect their new positions and related compensation. Information regarding their amended employment agreements and new compensation arrangements, including base salaries and incentive compensation opportunities, are summarized in the Current Report on Form 8-K filed on November 30, 2022.
The employment agreements contained certain restrictive covenants, including restrictions on the disclosure or use of confidential information and for Mr. Smith and Mr. Baetz non-competition and non-solicitation covenants that are applicable during the executive’s term of employment and for a period of two years following a termination of employment. The Employment Agreements also provided for certain severance and change in control benefits as described below in “Potential Payments Upon Termination or Change in Control.”
Omnibus Incentive Plans
In June 2018, our Board approved the Second Amended and Restated Berry Petroleum Corporation 2017 Omnibus Incentive Plan (the “2017 Omnibus Incentive Plan”), which permitted the grant of various types of stock, stock-based, and cash awards to employees, directors and consultants. The purpose of the 2017 Omnibus Incentive Plan is to foster a pay-for-performance culture by providing a means to design awards that incentivize actions that are aligned with the Company's short- and long-term strategic objectives, link the pay realized by our executives to the performance of the Company and the returns to our stockholders, and drive long-term value creation. The 2017 Omnibus Incentive Plan also helps to attract and retain critical talent by affording such individuals a means to acquire and maintain stock ownership or earn other compensation, the value of which is tied to the performance of the Company and best interest of stockholders.
On March 1, 2022, our Board approved the Berry Corporation (bry) 2022 Omnibus Incentive Plan (the “2022 Omnibus Incentive Plan), which was subsequently approved by stockholders at our 2022 annual meeting. The purpose and objectives of the 2022 Omnibus Incentive Plan are consistent with those of the 2017 Omnibus Incentive Plan, but we made stockholder-friendly enhancements to limit share recycling, prohibit payments of dividend or dividend equivalents prior to the vesting of an underlying award, and to include a one-year minimum vesting period (with a carve-out for the issuance of an aggregate of up to 5% of the shares reserved for issuance) and eliminate the discretionary vesting authority upon a change in control.
Stock Ownership Guidelines for Executives
To ensure alignment with our stockholders’ interests, all executive officers are required by our stock ownership guidelines to own common stock in the Company: for our Executive Chair and CEO, with a value of not less than five times such person's annual base salary, and for our other executive officers, with a value of not less than three times such person's annual base salary. Each executive has five years to meet the requirements, starting from the later of (a) May 14, 2019, which is the date the guidelines were adopted, and (b) the date such person is appointed an executive officer of the Company.
The Compensation Committee reviews the holdings of all executive officers on an annual basis to ensure compliance with the stock ownership guidelines. Until compliant, the executives are prohibited from selling or transferring any stock acquired through the vesting of LTIP awards, subject to certain limited exceptions (for example, to satisfy any applicable tax withholding obligation due in connection with a LTIP award vesting). Each of our executive officers is currently compliant or on track to reach compliance within the requisite five-year period.
Clawback Policy
Under the Company’s Compensation Recoupment and Clawback Policy, in the event the Company is required to restate its financial statements, the Company has the right to require in certain circumstances, and to the extent permitted by applicable law, the reimbursement of incentive compensation by current and former executive officers of the Company who served as executive officers at any point during the periods covered by the restatement (for former officers, only until the third anniversary of such person's termination of employment with the Company) whose fraud or misconduct either caused or contributed to the need for such restatement. Such incentive compensation generally includes any cash, equity, equity-based or other award under the 2017 and 2022 Omnibus

Plans, including the LTIP, and STIP and/or other annual bonus or incentive plan of the Company the payment or settlement of which is based on a financial reporting measure or our stock price.
Potential Payments Upon Termination or Change in Control
The following disclosures discuss the payments and benefits that each of our NEOs would have been eligible to receive upon certain termination events, assuming that each such termination occurred on December 31, 2022. As a result, the payments and benefits disclosed represent what would have been due and payable to our NEOs under the applicable agreements and plans in existence between each NEO and the Company as of December 31, 2022; this disclosure does not reflect any changes to such agreements or plans, or new agreements or plans adopted, after December 31, 2022, unless specifically stated.
Termination of Employment under the Employment Agreements
Under the Employment Agreements, if the applicable Named Executive Officer’s employment is terminated without “Cause” (including due to death or disability), by the NEO for “Good Reason” (as each term is defined below) or if we elect not to renew the term of the executive's Employment Agreement, in each case, other than during the 12-month period following a “Sale of the Company” (as such term is defined below), then the Named Executive Officer is eligible to receive an amount equal to two times the sum of the Named Executive Officer’s base salary plus the value of the STIP opportunity target for the year in which the termination of the Named Executive Officer’s employment occurs, payable in 24 substantially equal monthly installments (the “Continued Payments”). Each Named Executive Officer is also eligible to receive a lump-sum payment of any earned but unpaid STI award for the calendar year ending prior to the termination date and a prorated STIP award for the year in which the termination occurs. Each Named Executive Officer is also eligible for reimbursement of up to 18 months of continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) under our group health plans.
The severance benefits described above are subject to the Named Executive Officer’s execution, delivery and non-revocation of a release of claims in favor of us and continued compliance with applicable restrictive covenants.
Under the Employment Agreements, “Cause” generally means, with respect to a Named Executive Officer, any of the following: (i) the repeated failure to fulfill his obligations with respect to his employment; (ii) a conviction of, or plea of guilty or no contest to, a felony or to a crime involving moral turpitude resulting in financial or reputational harm to us or any of our affiliates; (iii) engagement in conduct that constitutes gross negligence or gross misconduct in carrying out his job duties; (iv) a material violation of any restrictive covenant to which he is subject; (v) any act involving dishonesty relating to, and adversely affecting, our business; or (vi) a material breach of our written code of ethics or any of our other material written policies or regulations (and in the case of (i) and (vi), if able to be cured, remaining uncured for 30 days following written notice from us).
Under the Employment Agreements, “Good Reason” generally means the occurrence of any of the following without the Named Executive Officer’s written consent: (i) a material reduction in base salary, other than reductions of less than 10% as part of reductions to base salaries of all similarly situated executives; (ii) a permanent relocation of his principal place of employment by more than 30 miles; (iii) any material breach by us of any material provision of the Employment Agreement; (iv) our failure to obtain an agreement from any successor to assume the Employment Agreement; or (v) a material diminution in the nature or scope of the Named Executive Officer’s authority or responsibilities. Each of the conditions described above is subject to customary notice and cure provisions.
Termination of Employment in Connection with a Change in Control under the Employment Agreements
All benefits provided under the Employment Agreements with respect to termination of employment in connection with a change in control are considered "double trigger," meaning that the Named Executive Officer must be terminated without Cause or for Good Reason within the 12-month period following a Sale of the Company in order to receive any such benefits. In such event, the NEO's Continued Payments will be increased to three times the sum of the NEO's base salary plus the value of the STIP opportunity target for the year in which such termination occurs. Each Named Executive Officer is also eligible for reimbursement of up to 18 months of COBRA continuation coverage under our group health plans and, if the NEO is still receiving COBRA continuation coverage 18 months following such termination, the executive will be entitled to receive an additional payment in an amount not to exceed the value of 18 months of COBRA continuation coverage.
Under the Employment Agreements, “Sale of the Company” generally means the first to occur of (i) any “person” (other than certain related parties), becoming the beneficial owner, directly or indirectly, of securities representing more than 50% of the then outstanding voting securities of the Company or the combined voting power of the Company; (ii) the directors of our Board as of the first day of such period (the “Incumbent Directors”), cease for any reason to constitute a majority of our Board, provided that a director elected or nominated by our stockholders (other than as a result of an actual or threatened proxy contest) whose appointment was approved by a majority of the Incumbent Directors shall be considered an Incumbent Director for this purpose; and (iii) consummation of any reorganization, merger, consolidation, sale of at least 75% of the Company’s assets or other business combination involving the Company or any of its subsidiaries unless (a) the voting securities outstanding immediately prior to the combination continue to immediately following the combination, continue to represent more than 50% of the then outstanding voting securities immediately following the combination, (b) no person owns 50% or more of the then outstanding equity interests of the Company or the successor entity or (c) a majority of the Board is comprised of Incumbent Directors following the combination.
Treatment of LTI Awards upon a Termination of Employment (not in connection with a Change in Control)
Pursuant to the award agreements governing currently outstanding LTIP awards held by each of the Named Executive Officers, upon a termination of employment without Cause or for Good Reason, (1) the RSUs will vest with respect to the number of RSUs that would have vested had the executive remained employed for 12 months following the termination date and be settled within 30 days of such termination and (2) a prorated portion of the PSUs will vest calculated based on actual performance determined based on a shortened performance period beginning on the first day of the original performance period and ending on the date of such termination and be settled within 60 days of such termination.

Upon a termination of employment due to death or disability, such RSUs and PSUs will be deemed 100% vested and will be settled within 30 days of such termination.
Upon a termination of employment for Cause or without Good Reason, the Named Executive Officer will forfeit all outstanding RSUs and PSUs. The definitions of “Cause” and “Good Reason” for purposes of the award agreements governing the RSUs and PSUs are the same definitions as those in the Employment Agreements and described above in "—Termination of Employment Under the Employment Agreements."
Treatment of LTI Awards upon a Change in Control
Pursuant to the award agreements governing outstanding LTIP awards held by each of the Named Executive Officers, (1) all RSUs will vest 100% upon a “Change in Control” (defined below) and be settled within 30 days following such Change in Control; (2) all CROIC-based PSUs will vest based on actual performance determined based on a shortened performance period beginning on the first day of the original performance period and ending on the third business day prior to the Change in Control event and be settled within 30 days following the date of such Change in Control; and (3) the TSR-based PSUs will accelerate to vest based on the greater of target or actual performance determined based on a shortened performance period beginning on the first day of the original performance period and ending on the third business day prior to the Change in Control event and be settled within 30 days following the date of such Change in Control.
“Change in Control” generally means: (i) any “person” (other than the Company and certain related parties), becoming the beneficial owner, directly or indirectly, of securities representing more than 50% of the combined voting power of the Company; (ii) during any period of 24 consecutive calendar months, the “Incumbent Directors” cease for any reason to constitute a majority of our Board, provided that a director elected or nominated by our stockholders (other than as a result of an actual or threatened proxy contest) whose appointment was approved by two-thirds of the Incumbent Directors shall be considered an Incumbent Director for this purpose; (iii) any reorganization, merger, consolidation or other business combination in which the voting securities outstanding immediately prior to the combination do not, immediately following the combination, continue to represent more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of us, our successor or any ultimate parent thereof after the combination; or (iv) (a) a complete liquidation or dissolution of us or (b) a sale or disposition of all or substantially all of our assets in one or a series of related transactions.

DIRECTOR COMPENSATION
Our director compensation philosophy is designed to fairly and reasonably compensate the Company’s non-employee directors for the time, expertise and effort they devote to serving the Company and to align the interests of our directors with the long-term interests of our stockholders. In accordance with its charter, the Compensation Committee monitors trends and best practices in director compensation, and at least annually reviews the director compensation levels and practices in the same compensation peer group used for executive compensation review. The Compensation Committee’s independent compensation consultant advises the Committee in evaluating this data and assessing the adequacy and appropriateness of the Company's director compensation, targeting a compensation package that is around the median of the compensation peer group. The Compensation Committee then recommends to the Board for approval the director compensation program each year.
Components of Non-Employee Director Compensation
Annual compensation for our non-employee directors is comprised of cash and equity-based compensation, as set out in the table below. We also reimburse our non-employee directors for reasonable out-of-pocket expenses associated with travel to and attendance at our Board and committee meetings. We do not pay for meeting attendance or provide any other benefits or perquisites to our non-employee directors.
For 2022, our non-employee director compensation program was structured as set forth below, with the cash retainer paid quarterly in arrears and the equity retainer comprising restricted stock units that vest in full on the one year anniversary of the grant date (provided such director continues to serve as a member of the Board on such payment or vesting dates, as applicable).

Compensation Element	Amount
Annual Cash Retainer	$75,000
Annual Equity Retainer	$150,000
Additional Cash Retainer - Lead Independent Director	$30,000
Additional Cash Retainer - Committee Chair	$30,000
Additional Cash Retainer - Committee Membership	$15,000

2022 Non-Employee Director Compensation
The table below summarizes the compensation earned by our non-employee directors, with the exception of Mr. Buckley, for service on the Board during the fiscal year ended December 31, 2022. Mr. Buckley, who resigned from the Board in March 2022, did not receive compensation for his service as a non-employee director, as he is employed by one of our largest stockholders and declined any compensation for his service as a director pursuant to his employer’s policy. Similarly, Messrs. Smith and Baetz, each of whom were executive officers of the Company and also served on our Board during 2022, did not receive any additional compensation for their service as directors. The compensation received by each of Messrs. Smith and Baetz as Named Executive Officers is shown in “Executive Compensation—Summary Compensation Table.”

Name	Cash Fees Earned ($)(1)	Stock Awards ($)(2)	Total ($)

Renée Hornbaker	$131,875	$150,000	$281,875
Anne Mariucci	$165,000	$150,000	$315,000
Don Paul(3)	$120,000	$150,000	$270,000
Rajath Shourie(4)	$83,125	$181,518	$264,643
________________
(1)    Amounts reported reflect the total amounts earned for services rendered as a member of the Board and its committees during 2022, based on the compensation structure summarized under “—Components of Non-Employee Director Compensation”.
(2)    Amounts reported reflect the aggregate grant date fair value, computed in accordance with ASC Topic 718 but excluding the effect of estimated forfeitures, of the 16,854 RSUs granted to (a) Ms. Mariucci, Mr. Paul and Ms. Hornbaker on February 19, 2022 and (b) Mr. Shourie on June 10, 2022; all of which were outstanding as of December 31, 2022. The aggregate grant date fair value reflected was computed using the closing stock price on February 19, 2022 for Ms. Hornbaker, Ms. Mariucci, and Mr. Paul, and on June 10, 2022 for Mr. Shourie, of $8.90 and $10.77, respectively. All RSUs vested on February 19, 2023. For additional information, please see Note 6 of our Annual Report on Form 10-K for the year ended December 31, 2022.
(3)    Mr. Paul directed that $90,000 of his annual cash retainer fees be donated directly to the University of Southern California.
(4)    Because Mr. Shourie joined the Board shortly after the 2022 equity retainer was granted to the other non-employee directors but it was necessary to delay the grant of his equity retainer until after we received stockholder approval of the 2022 Omnibus Incentive Plan, the Board determined it was appropriate to grant him a number of RSUs equivalent to that granted to the other directors.
2023 Non-Employee Director Compensation Decisions
In October 2022, the Compensation Committee reviewed our non-employee director compensation program in consultation with Meridian, the Committee's independent compensation consultant. At that time, the Committee agreed it was appropriate to reduce the compensation structure to more closely align with compensation peer group median and support the Company’s overall cost reduction priorities.
Upon recommendation of the Compensation Committee, in January 2023, the Board approved the 2023 non-employee director compensation program, which reflects an approximately 20% reduction in the total estimated cash-based compensation compared to 2022 based on current leadership and committee assignments. The value of the 2023 equity retainer was held flat at $150,000.
Director Stock Ownership Guidelines
To ensure alignment with our stockholders’ interests, all non-employee directors are required by our stock ownership guidelines to own Berry common stock in an amount equal to or in excess of the value of five times their annual cash retainer for Board service. Each non-employee director has five years to meet the requirements, starting from the later of (a) May 14, 2019, which is the date the guidelines were adopted, and (b) the date such director is first elected to the Board.

The Compensation Committee reviews the holdings of all non-employee directors on an annual basis to ensure compliance with the stock ownership guidelines. Until compliant, the participating non-employee directors are prohibited from selling or transferring any stock acquired through the vesting of the annual equity retainer grant, subject to certain limited exceptions. Each non-employee director (other than Mr. Buckley, who is exempt) is currently compliant or on track to reach compliance within the requisite five-year period.

OTHER COMPENSATION INFORMATION
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2022, our last completed fiscal year, each of Ms. Mariucci, Ms. Hornbaker and Mr. Shourie served on our Compensation Committee; Mr. Paul also served on the Committee through March 2022 when Mr. Shourie was appointed to the Committee. During our last completed fiscal year, none of our executive officers served on the board of directors or compensation committee of a company that had an executive officer that served on our Board or Compensation Committee, and no member of our Board was an executive officer of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Except when another date is indicated, the following table sets forth the beneficial ownership of our common stock, and shows the number of shares of common stock and respective percentages owned as of March 31, 2023 (the Record Date for the Annual Meeting) by:
•    each member of our Board;
•    each of our Named Executive Officers for purposes of this Proxy Statement;
•    all of our current Board members and current executive officers as a group; and
•by each person known to us to beneficially own more than 5% of our outstanding common stock.
Except as otherwise noted, the persons or entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. All information with respect to beneficial ownership has been compiled from public filings or furnished by our directors and executive officers, as the case may be. We have not sought to verify such information. Unless otherwise noted, the mailing address of each listed director or executive officer is c/o Berry Corporation, 16000 N. Dallas Parkway, Suite 500, Dallas, Texas 75248. The percentages of ownership are based on 76,582,775 shares of common stock outstanding as of March 31, 2023 (the Record Date for the Annual Meeting).

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number	Percentage
Directors and Named Executive Officers:
A. Trem Smith (Executive Chairman)(2)	565,904	*
Fernando Araujo (Chief Executive Officer)(2)	76,399	*
Cary Baetz (Former Chief Financial Officer)(2)(9)	390,040	*
Renée Hornbaker (Independent Director)	41,344	*
Anne Mariucci (Independent Director)	98,178	*
Don Paul (Independent Director)	78,406	*
Rajath Shourie (Independent Director)	50,000	*
All current directors and executive officers as a group (8 persons)	1,117,557	1%
5% Holders
Hotchkis and Wiley Capital Management, LLC(8)	8,185,190	11%
Oaktree Capital Management(5)	6,797,000	9%
BlackRock, Inc.(3)	5,810,057	8%
FMR, LLC(4)	5,268,258	7%
AllianceBernstein L.P.(7)	4,362,882	6%
The Vanguard Group(6)	3,870,565	5%
________________

* less than 1%
(1)    The amounts and percentages of common stock beneficially owned are reported based on SEC regulations. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The number of shares beneficially owned by a person includes any derivative securities to acquire common stock held by that person that are currently exercisable or convertible within 60 days after the date of this Proxy Statement. The shares issuable under any such securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.
(2)    See "Executive Compensation" for information about the long-term incentive equity awards held by the Named Executive Officers, which are not reflected in this table.
(3)    Based solely on a Schedule 13G filed by BlackRock, Inc. on January 31, 2023. BlackRock, Inc. has sole voting power over 5,687,466 shares of common stock, shared voting power over 1,769 shares of common stock, sole dispositive power over 5,810,057 and shared dispositive power over 1,769 shares of common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(4)    Based solely on a Schedule 13G/A filed by FMR LLC and the other reporting persons named therein on February 9, 2023. The address for the foregoing persons is 245 Summer Street, Boston, Massachusetts, 02210.
(5)    Based solely on a Schedule 13G/A filed by X Holdings, Xb Holdings, VOF Holdings and the other reporting persons named therein on February 14, 2023. Consists of (i) 1,196,281 shares of common stock held by Oaktree Value Opportunities Fund Holdings, L.P. (“VOF Holdings”), (ii) 2,924,200 shares of common stock held by Oaktree Opportunities Fund X Holdings (Delaware), L.P. (“X Holdings”), and (iii) 2,676,519 shares of common stock held by Oaktree Opportunities Fund Xb Holdings (Delaware) L.P. (“Xb Holdings”). Oaktree Value Opportunities Fund GP, L.P. (“VOF GP”) is the general partner of VOF Holdings; Oaktree Value Opportunities Fund GP Ltd. (“VOF GP Ltd.”) is the general partner of VOF GP; Oaktree Fund GP, LLC (“Fund GP”) is the general partner of X Holdings and Xb Holdings; Oaktree Fund GP I, L.P. (“GP I”) is the managing member of Fund GP and the sole stockholder of VOF GP Ltd.; Oaktree Capital I, L.P. (“Capital I”) is the general partner of GP I; OCM Holdings I, LLC (“Holdings I”) is the general partner of Capital I; Oaktree Holdings, LLC (“Holdings”) is the managing member of Holdings I; Oaktree Capital Management, L.P. (“Management”) is the sole director of VOF GP Ltd.; Oaktree Capital Management GP, LLC (“Management GP”) is the general partner of Management; Atlas OCM Holdings LLC (“Atlas”) is the sole managing member of Management GP; Oaktree Capital Group, LLC (“OCG”) is the managing member of Holdings; Oaktree Capital Group Holdings GP, LLC (“OCGH GP”) is the indirect owner of the class B units of each of OCG and Atlas; Brookfield Asset Management Inc. (“BAM”) is the indirect owner of the class A units of each of OCG and Atlas; Partners Limited (“Partners”) is the sole owner of Class B Limited Voting Shares of BAM. Each of VOF Holdings, VOF GP, VOF GP Ltd., GP I, Capital I, Holdings I, Holdings, Management, Management GP, Atlas, OCG, OCGH GP, BAM and Partners have sole voting and dispositive power over the shares held directly by VOF Holdings. Each of X Holdings, Fund GP, GP I, Capital I, Holdings I, Holdings, OCG, OCGH GP, BAM and Partners have sole voting and dispositive power over the shares held directly by X Holdings. Each of Xb Holdings, Fund GP, GP I, Capital I, Holdings I, Holdings, OCG, OCGH GP, BAM and Partners have sole voting and dispositive power over the shares held directly by Xb Holdings. The address for the foregoing persons is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071. Each of the foregoing persons disclaims beneficial ownership of the shares of common stock except to the extent of such person’s pecuniary interest in such shares.
(6)    Based solely on a Schedule 13G/A filed by The Vanguard Group on February 9, 2023. The Vanguard Group has shared voting power over 200,042 shares of common stock, sole dispositive power over 3,617,455 shares of common stock and shared dispositive power over 253,110 shares of common stock. The address for the Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.
(7)    Based solely on a Schedule 13G filed by AllianceBernstein L.P. and on February 14, 2023. The address for AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, NY 10105.
(8)    Based solely on a Schedule 13G filed by Hotchkis and Wiley Capital Management, LLC on January 10, 2023. Hotchkis and Wiley Capital Management, LLC has sole voting power over 7,134,990 shares of common stock, shared voting power over 0 shares of common stock, sole dispositive power over 8,185,190 and shared dispositive power over 0 shares of common stock. The address for Hotchkis and Wiley Capital Management, LLC is 601 S. Figueroa Street 39th Fl, Los Angeles, CA 90017.
(9)    Mr. Baetz stepped down from his role of Chief Financial Officer effective January 1, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Board has adopted a related persons transactions policy (the “Related Persons Transactions Policy”), which provides guidelines for the review and approval of transactions or arrangements involving the Company, on one side, and, on the other side, and any of our directors (or nominees for director), executive officers, stockholders owning more than 5% of the Company, any immediate family members of any of the foregoing and/or any entity that is owned or controlled by any of the forgoing and/or any of the forgoing has a substantial ownership interest or control of such entity (each, a “Related Person” and a “Related Persons Transaction”). As a matter of good corporate governance and to assist us in complying with SEC disclosure obligations, the Related Persons Transactions Policy specifically covers any transaction (i) in which the aggregate amount involved exceeds or may be expected to exceed $120,000 in any calendar year, (ii) the Company is or will be a participant, and (iii) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).
Any Related Persons Transactions are also subject to our Code of Conduct, which restricts our people from engaging in any business or conduct or entering into any agreement or arrangement that would give rise to an actual or potential conflict of interest. Under our Code of Conduct, conflicts of interest occur, among other scenarios, when private or family interests interfere, or appear to interfere, in any way with the Company's interests. Any waivers of these policies require approval by the Company's General Counsel who serves as compliance officer, or in the case of conflicts of our executive officers or directors, by the Board.
Procedures for Approval of Interested Transactions
We have multiple processes for reporting conflicts of interests and Related Persons Transactions. Under our Code of Conduct, all of our directors and employees are required to report any known or apparent conflict of interest, or potential conflict of interest, to the Company's General Counsel or the Board, as appropriate.
As a best practice and matter of good corporate governance, we generally discourage any Related Persons Transactions because they may present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interest of the Company and its stockholders. We will only enter into or ratify Related Persons Transactions when the Audit Committee or the Board, as applicable, determines such transactions are in the Company’s best interests and the best interests of our stockholders. Pursuant to our Related Persons Transactions Policy, the Audit Committee should review the material facts of all Related Persons Transactions and either approve or disapprove entry into the Related Persons Transaction, subject to certain limited exceptions. If advance Audit Committee approval of a Related Persons Transaction is not feasible, then the Related Persons Transaction should be considered and ratified (if the Audit Committee determines it to be appropriate) at the Audit Committee’s next regularly scheduled meeting. In determining whether to approve or ratify entry into a Related Persons Transaction, our Audit Committee will take into account, among other factors, the following: (i) whether the Related Persons Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances; (ii) the extent of the Related Person’s interest in the transaction; and (iii) whether the Related Persons Transaction is material to us.
Transactions with Related Persons
Registration Rights Agreement
On emergence from bankruptcy in 2017, Berry Corp. entered into a registration rights agreement with the members of the ad hoc creditors committee formed in connection with the bankruptcy proceedings (the “Ad Hoc Committee”), which included certain of our stockholders, including Benefit Street Partners, Oaktree Capital Management, CarVal Investors, Goldman Sachs Asset Management, Western Asset Management Company and CI Investments, each of which beneficially owned more than 5% of our common stock on an as-converted basis at the time of execution. In June 2018, we amended and restated the registration rights agreement, and the parties to the registration rights agreement, as amended, included certain of our stockholders, including Benefit Street Partners, Oaktree Capital Management, the AllianceBernstein Funds, CarVal Investors, Goldman Sachs Asset Management,

Western Asset Management Company and CI Investments, each of which beneficially owned more than 5% of our common stock on an as-converted basis at the time of execution. When we refer to the “Registration Rights Agreement,” we are referring to the registration rights agreement as amended and restated.
The Registration Rights Agreement generally required us to file a shelf registration statement with the SEC as soon as practicable. On December 12, 2018, we filed a registration statement to fulfill our obligations under the Registration Rights Agreement, registering the resale, on a delayed or continuous basis, of all Registrable Securities that were timely designated for inclusion by the holders (as specified in the Registration Rights Agreement). Generally, “Registrable Securities” includes (i) common stock we issued in 2017 under a plan of reorganization in connection with our emergence from bankruptcy and (ii) common stock into which the Series A Preferred Stock was converted, except that “Registrable Securities” does not include securities that have been sold under an effective registration statement or Rule 144 under the Securities Act or securities that have been transferred to a person other than a specified holder or a valid transferee.
The Registration Rights Agreement also requires us to effect demand registrations, which the specified holders may request to be underwritten, and underwritten shelf takedowns from the initial shelf registration if requested by holders of a specified percentage of Registrable Securities, subject to customary conditions and restrictions.
If we propose to file a registration statement under the Securities Act or conduct a shelf takedown with respect to a public offering of any class of our equity securities, the specified holders have “piggyback” registration rights to include their Registrable Securities in the registration statement, subject to customary conditions and restrictions.
The Registration Rights Agreement will terminate when there are no longer any Registrable Securities outstanding. A copy of the Registration Rights Agreement is filed with our Annual Report on Form 10-K for the year ended December 31, 2022.
Nick Smith Employment Agreement
We have employed Nick Smith, who is the son of our Executive Chairman, since October 2, 2017. Through January 1, 2023, he served as Director of Strategic Planning & Commercial Marketing reporting to our Chief Financial Officer. Effective January 1, 2023, he was promoted to Vice President, Business Development, Corporate Strategy and Marketing, reporting to our Chief Executive Officer. Pursuant to our Related Persons Transaction Policy, the Audit Committee reviewed the increased compensation arrangement in connection with his promotion, which was also reviewed by the Compensation Committee as part of its oversight of executive compensation. For the period from January 1, 2022 through March 17, 2023, Mr. Nick Smith received total salary of approximately $328,389; long-term incentive stock awards with a grant date fair value of $303,325; short-term cash award of $166,343; California tax reimbursement amounts of $4,768; and Company 401(k) plan contribution of $19,703.

ABOUT BERRY
We are a western United States independent upstream energy company with a focus on onshore, low geologic risk, long-lived conventional reserves in the San Joaquin basin of California (100% oil) and the Uinta basin of Utah (oil and gas), with well servicing and abandonment capabilities in California. Since October 1, 2021, we have operated in two business segments: (i) E&P and (ii) CJWS.
The assets in our E&P business, in the aggregate, are characterized by high oil content (our California assets are 100% oil) and are predominantly located in rural areas with low population. In California, we focus on conventional, shallow oil reservoirs, the drilling and completion of which are relatively low-cost in contrast to unconventional resource plays. The California oil market has primarily Brent-influenced pricing which has typically realized premium pricing to WTI. All of our California assets are located in the oil-rich reservoirs in the San Joaquin basin, which has more than 150 years of production history and substantial oil remaining in place. As a result of the substantial data produced over the basin’s long history, its reservoir characteristics and low geological risk opportunities are well understood. We also have upstream assets in oil-rich reservoirs in the Uinta basin of Utah. As of December 31, 2022, we had estimated total proved reserves of 110 mmboe, of which 84 mmboe was in California. For the year ended December 31, 2022, we had average net production of approximately 26.1 mboe/d, of which approximately 92% was oil. In California, our average production for 2022 was 21.3 mboe/d, of which 100% was oil.
On October 1, 2021, we completed the acquisition of one of the largest upstream well servicing and abandonment businesses in California, which operates as CJWS and constitutes our well servicing and abandonment segment. CJWS provides wellsite services in California to oil and natural gas production companies, with a focus on well servicing, well abandonment services and water logistics. CJWS’ services include rig-based and coiled tubing-based well maintenance and workover services, recompletion services, fluid management services, fishing and rental services, and other ancillary oilfield services. Additionally, CJWS performs plugging and abandonment services on wells at the end of their productive life, which we believe creates a strategic growth opportunity for Berry based on the significant market of idle wells.
We believe that the successful execution of our strategy across our low-declining, oil-weighted production base coupled with extensive inventory of identified drilling locations with attractive full-cycle economics will support our objectives to generate free cash flow which funds our operations, optimizes capital efficiency, and maximizes shareholder returns. We also strive to maintain a low leverage profile and explore attractive organic and strategic growth through commodity price cycles.
Our strategy includes proactively engaging the many forces driving our industry and impacting our operations, whether positive or negative, to maximize the utility of our assets, create value for shareholders, and support environmental goals that align with safe, more efficient and lower emission operations. As part of our commitment to creating long-term value for our shareholders, we are dedicated to conducting our operations in an ethical, safe and responsible manner, to protecting the environment, and to taking care of our people and the communities in which we live and operate. We believe that oil and gas will remain an important part of the energy landscape going forward and our goal is to conduct our business safely and responsibly, while supporting economic stability and social equity through engagement with our stakeholders. We recognize the oil and gas industry’s role in the energy transition and advocate a co-existence between renewable and conventional energy. We are committed to being part of the energy transition solution by continuing to provide safe and affordable energy to our communities.
We file annual, quarterly and current reports and other documents with the SEC under the Exchange Act. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, reports and other information that we and other issuers file electronically with the SEC. We also make available free of charge through our website all reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Information contained on or available through our website is not a part of or incorporated into this Proxy Statement or any other report that we may file with or furnish to the SEC.

ABOUT THE ANNUAL MEETING

Why am I receiving these Proxy Materials?
The Board is providing the Proxy Materials to you in connection with the Company’s solicitation of proxies for use at the Annual Meeting to be held on May 23, 2023 at 10:00 A.M. ET for the purposes of considering and acting upon the matters set forth in this Proxy Statement.
If you were a Berry stockholder as of the close of business on March 31, 2023, the Record Date for the Annual Meeting, you are entitled to notice of, to attend and to vote during the Annual Meeting. The Proxy Materials includes information that Berry is required to provide you under the SEC rules and is designed to assist you in voting your shares.
We have adopted a hybrid format for our Annual Meeting. You may attend the Annual Meeting in person at 16000 North Dallas Parkway, Suite 500, Dallas, Texas 75248 or with concurrent virtual participation via the Internet at www.virtualshareholdermeeting.com/BRY2023, where you will have the ability to fully participate in the meeting, including the ability to submit questions and vote. Please be sure to follow instructions found on your proxy card to access the meeting.
What is the purpose of the meeting?
The purpose of the meeting is to vote on the following matters:
1.    To elect the five director nominees named in this Proxy Statement to serve until the 2024 Annual Meeting or until the earlier of such director's death, resignation, retirement, disqualification or removal; and
2.     To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
We will also transact such other business, and consider and take action as appropriate on such other matters, that may properly come before the Annual Meeting.
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described in this Proxy Matters during the Annual Meeting and is unaware of any other business or matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
How does the Board recommend I vote?
The Board recommends that you vote:
•     “FOR” each of the five director nominees (Proposal No. 1); and
•     “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 2).
If any other matters are properly brought before the meeting, the proxy holders will vote as recommended by our Board. If no recommendation is given, the proxy holders will vote in their discretion. The Company knows of no other matters to be submitted to stockholders during the Annual Meeting.

How do I vote?
You can vote before or during the Annual Meeting:

How to Vote
Online	www.proxyvote.com (Must vote by 11:59 P.M. ET on May 22, 2023)
Call Toll-Free	1-800-690-6903 (Must vote by 11:59 P.M. ET on May 22, 2023)
By Mail	Follow the instructions on your proxy card provided to you
Vote During the Annual Meeting (Virtual)	Shareholders attending the Annual Meeting virtually may vote by going to www.virtualshareholdermeeting.com/BRY2023.
Vote During the Annual Meeting (In Person)	Record holders may vote in person at the meeting. Beneficial owners of shares are invited to attend the meeting in person, but may not vote shares in person at the meeting unless they obtain a legal proxy from the shareholder of record of the shares.
Am I entitled to vote during the Annual Meeting?
Stockholders of record at the close of business on Monday, March 31, 2023, the Record Date for the Annual Meeting, are entitled to receive notice of, attend and vote during the Annual Meeting. If you are a beneficial holder, you are invited to attend the meeting; however, you may not vote your shares in person or virtually at the meeting unless you obtain a legal proxy from the shareholder of record of your shares.
As of the close of business on March 31, 2023, there were 76,582,775 outstanding shares of common stock entitled to vote during the Annual Meeting, with each share of common stock entitling the holder of record on such date to one vote. Our stockholders do not have cumulative voting rights.
Can I attend the Annual Meeting?
Only stockholders as of the Record Date for the Annual Meeting or their proxy holders may attend the Annual Meeting. For safety and security reasons, no cameras, audio or video recording equipment, large bags, briefcases, packages or other items deemed unnecessary in the Company's discretion will be permitted at the Annual Meeting. To attend the Annual Meeting in person, you will need to bring (i) a valid government-issued photo identification, such as a driver’s license or passport; and (ii) proof of ownership of the Company’s common stock as of the Record Date (such as an account statement from your broker showing your stock ownership as of March 31, 2023). A list of the stockholders of record entitled to attend and vote at the Annual Meeting will be available for 10 business days prior to the meeting, by sending a request by email at StakeholderEngagement@bry.com. If you are considered the “beneficial owner” of shares held in “street name,” your broker, bank or nominee will provide you with a statement of your stock ownership as of the Record Date.
What is the difference between holding shares as a “stockholder of record” and holding shares as a “beneficial owner” (or in “street name”)?
Most stockholders are considered “beneficial owners” of their shares (sometimes referred to as holding shares in “street name”), which means that they hold their shares through a broker, bank or other nominee rather than directly in their own name with our transfer agent, American Stock Transfer & Trust Company (“AST”). If you are considered the “beneficial owner” of shares held in “street name,” the Proxy Materials will be forwarded to you by your broker, bank or nominee. As a beneficial owner, you have the right to direct your broker, bank or nominee as to how to vote your shares if you follow the instructions you receive from that firm. The availability of Internet voting in advance of the Annual Meeting will depend on the voting process of the broker or nominee.
If your shares are registered directly in your name with our transfer agent, AST, you are considered the “stockholder of record” with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us by submitting your vote via the Internet, by returning a proxy card by mail (if you have received paper copies of our Proxy Materials), or by voting during the Annual Meeting.
What is a “broker non-vote”?
If you are a beneficial owner of your shares, you will receive material from your broker, bank or other nominee asking how you want to vote and informing you of the procedures to follow in order for you to vote your shares. If your nominee does not receive voting instructions from you, the nominee may vote only on proposals that are considered “routine” matters under applicable rules and may not vote on proposals that are considered to address “non-routine” matters. A nominee's inability to vote because it lacks discretionary authority to do so is commonly referred to as a “broker non-vote.” For a description of the effect of broker non-votes on each proposal to be made during the Annual Meeting, see “What vote is required to approve each proposal?” below. Proposal No. 2, relating to the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 is considered routine for the purposes of this rule. However, Proposal No. 1 relating to the election of directors is a non-routine matter under this rule.
How do proxies work?
The Board is asking for your proxy. Giving the Board your proxy means that you authorize our representatives to vote your shares during the Annual Meeting in the manner you direct. We will vote your shares as you specify. Relating to Proposal No. 1, you may vote for, or withhold your vote from, one or more of the director nominees. You may also vote for, against, or abstain from voting on Proposal No. 2 for the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
The manner in which your shares may be voted depends on how your shares are held:
•If you are the stockholder of record, you may vote by proxy, meaning you authorize individuals named in the proxy card to vote your shares. You may provide this authorization via the Internet or (if you have received paper copies of our Proxy Materials) by returning a proxy card by mail. In these circumstances, if you do not vote by proxy or in person during the Annual Meeting, your shares will not be voted.
•If you hold shares through a broker, bank or other nominee, you will receive material from that institution asking how you want to vote and instructing you of the procedures to follow in order for you to vote your shares. In these circumstances, if you do not provide voting instructions, the institution may nevertheless vote your shares on your behalf with respect to Proposal No. 2 for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, but cannot vote your shares on any other matters being considered during the Annual Meeting, including Proposal No. 1 for the election of directors.
What are my voting rights as a stockholder?
Stockholders are entitled to one vote for each share of our common stock that they own as of March 31, 2023, the Record Date for the Annual Meeting.
Can I revoke or change my vote?
If you are a stockholder of record, you may revoke your proxy before it is voted by:

•Signing and returning a new proxy card with a later date that is received by our Corporate Secretary no later than the closing of the polls during the Annual Meeting;
•Notifying our Corporate Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or
•Voting during the Annual Meeting. Attending the meeting will not automatically result in revocation of your proxy.
If you own your shares beneficially, you must contact the bank, broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.
What constitutes a quorum?
Stockholders representing a majority of the voting power of all of the shares entitled to vote at the meeting, present in person or by proxy, will constitute a quorum for all purposes. Abstentions and broker non-votes will be counted towards a quorum.
At the close of business on March 31, 2023, the Record Date for the Annual Meeting, there were 76,582,775 shares of our common stock outstanding and entitled to vote.
What vote is required to approve each proposal?
Proposal No. 1—Election of Directors. Each director will be elected by the vote of the plurality of the votes validly cast in the election of directors during the 2023 Annual Meeting. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld and broker non-votes are not taken into account in determining the outcome of the election of directors. Any nominee who receives a greater number of “withhold” votes with respect to such person's election than votes “for” such person's election shall, within five (5) business days following the certification of the stockholder vote, offer their written resignation to the Chair of the Nominating and Governance Committee, for consideration by the Nominating and Governance Committee.
Proposal No. 2—Ratification of our independent registered public accounting firm. Approval of the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the matter. Brokers will have discretionary authority to vote on this proposal, and abstentions will have no effect on the outcome of this proposal.
Do I have appraisal rights in connection with the proposals?
No action is proposed during the 2023 Annual Meeting for which the laws of the State of Delaware or other applicable law provides a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders' common stock.
Who can help answer my questions?
If you need assistance with the proxy voting process and you are a stockholder of record, please contact AST Shareholder Services at (800) 937-5449 or (718) 921-8124. If your shares are held in “street name,” please contact the broker, bank or other nominee that holds your shares.
If you have any questions about the Proxy Materials or the Annual Meeting, please contact Berry Corporation, Attention: Corporate Secretary, 16000 North Dallas Parkway, Suite 500, Dallas, Texas 75248 or by email at StakeholderEngagement@bry.com or by phone at (661) 616-3811.

OTHER INFORMATION
Stockholder Proposals and Director Nominations for the 2024 Annual Meeting of Stockholders
Any stockholder interested in submitting a proposal for presentation at the 2024 Annual Meeting of Stockholders and that wishes to have the proposal (a “Rule 14a-8 Proposal”) included in the Company’s Proxy Materials for that meeting, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 12, 2023 (at least 120 days prior to the one-year anniversary of the date on which we first released the Proxy Statement for this 2023 Annual Meeting of Stockholders) unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and follow the procedures required by Rule 14a-8 under the Exchange Act (and are otherwise proper for stockholder action) will be included in the Company’s Proxy Materials. Proposals should be directed to: Berry Corporation, Attention: Corporate Secretary, 16000 North Dallas Parkway, Suite 500, Dallas, Texas 75248.
Any proposal or nomination of a director that a stockholder wishes to propose for consideration at a regularly scheduled annual meeting, but does not seek to include in our Proxy Statement, must be submitted in accordance with Article I of our bylaws, and must be delivered to our Corporate Secretary (Berry Corporation, Attention: Corporate Secretary, 16000 North Dallas Parkway, Suite 500, Dallas, Texas 75248) not less than 90 nor more than 120 days prior to the one-year anniversary of the date on which we first mailed the proxy materials for the preceding year’s annual meeting of stockholders. In the case of the 2024 Annual Meeting of stockholders, the notice must be delivered between December 12, 2023 and January 11, 2024. However, our bylaws also provide that if the annual meeting is convened more than 30 days prior to or more than 60 days after the one-year anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which we first publicly announce the date of such meeting. All such proposals must be an appropriate subject for stockholder action under applicable law and must otherwise comply with our bylaws.
In addition, any stockholder who intends to solicit proxies in support of director nominees must comply with the content requirements of Rule 14a-19 of the Exchange Act (the SEC’s universal proxy rule) at the time it complies with the earlier deadlines in the advance notice provisions of our bylaws. Thus, if a stockholder intends to solicit proxies in support of any director nominees other than the Company’s nominees submitted under the advance notice provisions of the our bylaws for next year’s annual meeting, then such stockholder must provide proper written notice that sets forth all of the information required by Rule 14a-19 under the Exchange Act to the Company’s Corporate Secretary, Attention: Corporate Secretary, 16000 North Dallas Parkway, Suite 500, Dallas, Texas 75248) between December 12, 2023 and January 11, 2024; provided, however, that if (a) the annual meeting is convened more than 30 days prior to or more than 60 days after the one-year anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which we first publicly announce the date of such meeting; or (b) the annual meeting is convened more than 30 days but less than 60 days after the one-year anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be received no later than the close of business on the later of the 60th day prior to the date of the annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made by the Company.
In each case, if a stockholder does not also comply with the requirements of Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, the Company may exercise discretionary voting authority under proxies that the Company solicits to vote in accordance with the best judgment of the proxies designated by the Board on any such stockholder proposal or nomination.
Notice of Internet Availability of Proxy Materials
The SEC allows companies to choose the method for delivery of Proxy Materials to stockholders. We have elected to use the Internet as the primary means of furnishing Proxy Materials to stockholders, rather than sending a full set of the Proxy Materials in the mail. Utilizing this method of delivery expedites receipt of Proxy Materials by our stockholders and lowers the environmental impact and the costs of the Annual Meeting.

On or around April 10, 2023, we expect to commence delivery of a “Notice of Internet Availability of Proxy Materials” to the beneficial owners of our common stock and stockholders of record entitled to notice of and to vote during the Annual Meeting. On or before that date, the Proxy Materials will be posted on our website at www.bry.com and www.proxyvote.com, together with information about how to vote and attend the virtual Annual Meeting.
The Notice of Internet Availability of Proxy Materials contains instructions on how to request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company's annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it. If you chose to receive proxy materials by e-mail last year, you will receive proxy materials by e-mail this year and until you terminate your election.
Upon request, we will deliver, free of charge, paper copies of the Proxy Materials by mail to those stockholders entitled to notice of and to vote during the Annual Meeting. Requests for printed copies should be directed to Berry Corporation, Attention Corporate Secretary, 16000 N. Dallas Parkway, Dallas, Texas 75248 or email StakeholderEngagement@bry.com.
Householding
The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports or a notice of availability of such materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report or a single notice of availability of such materials to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and reduce expenses for companies.
Both the Company and some of our intermediaries may be householding the Proxy Materials for this Annual Meeting and/or the “Notice of Internet Availability of Proxy Materials.” Once you have received notice from your broker or another intermediary that they will be householding materials sent to your address, householding will continue until you are notified otherwise or until you revoke your consent. Should you wish to receive separate copies, or if you are currently receiving separate copies and wish to receive a single copy, of the Proxy Materials, please send a request to Berry Corporation, Attention Corporate Secretary, 16000 N. Dallas Parkway, Dallas, Texas 75248, call (661) 616-3811 or email StakeholderEngagement@bry.com and we will promptly deliver a separate copy of each of these documents to you, free of charge.
If you hold your shares through an intermediary that is householding and you want to receive separate copies, or if you are currently receiving separate copies and wish to receive a single copy, of the Proxy Materials or any Notice of Internet Availability of Proxy Materials as applicable, in the future, you should contact your bank, broker or other nominee record holder.
Solicitation of Proxies
Solicitation of proxies may be made via the Internet, by mail, personal interview or telephone by our officers, directors and regular employees. They will not receive any additional compensation for these activities. Also, brokers, banks and other persons holding common stock on behalf of beneficial owners will be requested to solicit proxies or authorizations from beneficial owners. We will bear all costs incurred in connection with the preparation, assembly and mailing of the proxy materials and the solicitation of proxies and will reimburse brokers, banks and other nominees, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock.

List of Stockholders of Record
In accordance with the Delaware General Corporation Law, we will maintain at our corporate offices in Dallas, Texas, a list of the stockholders of record entitled to attend and vote during the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting. If you want to inspect the stockholder list, please contact the Company’s General Counsel and Corporate Secretary at StakeholderEngagement@bry.com.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
Adjusted EBITDA and Adjusted Free Cash Flow
Adjusted EBITDA is not a measure of net income (loss) or cash flow and Adjusted Free Cash Flow is not a measure of cash flow, in all cases, as determined by GAAP. Adjusted EBITDA and Adjusted Free Cash Flow are supplemental non-GAAP financial measures used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies.
We define Adjusted EBITDA as earnings before interest expense; income taxes; depreciation, depletion, and amortization; derivative gains or losses net of cash received or paid for scheduled derivative settlements; impairments; stock compensation expense; and unusual and infrequent items. We define Adjusted Free Cash Flow, which is a non-GAAP financial measure, as cash flow from operations less regular fixed dividends and maintenance capital. Maintenance capital represents the capital expenditures needed to maintain the same volume of annual oil and gas production and is defined as capital expenditures, excluding, when applicable, E&P capital expenditures that are related to strategic business expansion, such as acquisitions and divestitures of oil and gas properties and any exploration and development activities to increase production beyond the prior year’s annual production volumes and capital expenditures in our Well Servicing and Abandonment and Corporate segments that are related to ancillary sustainability initiatives or other expenditures that are discretionary and unrelated to maintenance of our core business.
Our management believes Adjusted EBITDA provides useful information in assessing our financial condition, results of operations and cash flows and is widely used by the industry and the investment community. The measure also allows our management to more effectively evaluate our operating performance and compare the results between periods without regard to our financing methods or capital structure. We also use Adjusted EBITDA in planning our capital allocation to sustain production levels and to determine our strategic hedging needs aside from the hedging requirements of the 2021 RBL Facility. Management believes Adjusted Free Cash Flow may be useful in an investor analysis of our ability to generate cash from operating activities from our existing oil and gas asset base after maintaining the existing production volumes of that asset base to return capital to stockholders, fund further business expansion through acquisitions or investments in our existing asset base to increase production volumes and pay other non-discretionary expenses. Management also uses Adjusted Free Cash Flow as the primary metric to determine the quarterly variable dividend.
Adjusted Free Cash Flow does not represent the total increase or decrease in our cash balance, and it should not be inferred that the entire amount of Adjusted Free Cash Flow is available for variable dividends, debt or share repurchase or other discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from this measure.
While Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP measures, the amounts included in the calculation of Adjusted EBITDA and Adjusted Free Cash Flow were computed in accordance with GAAP. These measures are provided in addition to, and not as an alternative for, income and liquidity measures calculated in accordance with GAAP and should not be considered as an alternative to, or more meaningful than income and liquidity measures calculated in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing our financial performance, such as our cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Our computations of Adjusted EBITDA and Adjusted Free Cash Flow may not be comparable to other similarly titled measures used by other companies. Adjusted EBITDA and Adjusted Free Cash Flow should be read in conjunction with the information contained in our financial statements prepared in accordance with GAAP.
The following tables present reconciliations of the non-GAAP financial measures Adjusted EBITDA and Adjusted Free Cash Flow to the GAAP financial measures of net income (loss) and net cash provided or used by operating activities, as applicable, for each of the periods indicated.

Year Ended
December 31, 2022
(in thousands)
Adjusted EBITDA reconciliation to net income (loss):
Net income	$250,168
Add (Subtract):
Interest expense	30,917
Income tax benefit	(42,436)
Depreciation, depletion, and amortization	156,847
Losses on derivatives	48,314
Net cash paid for scheduled derivative settlements	(88,023)
Other operating expenses	3,722
Stock compensation expense	16,973
Non-recurring costs(1)	3,466
Adjusted EBITDA	$379,948

Year Ended
December 31, 2022
(in thousands)
Adjusted EBITDA reconciliation to net cash provided by operating activities:
Net cash provided by operating activities	$360,941
Add (Subtract):
Cash interest payments	29,792
Cash income tax payments	3,633
Non-recurring costs(1)	3,466
Changes in operating assets and liabilities - working capital(2)	(21,446)
Other operating expenses, net (noncash portion)(3)	3,562
Adjusted EBITDA	$379,948
__________
(1)    Non-recurring costs include legal and professional service expenses related to acquisition and divestiture activity for the first quarter of 2022 and the executive transition costs in the fourth quarter of 2022.
(2)    Changes in other assets and liabilities consists of working capital and various immaterial items.
(3)    Represents other operating expenses (income) from the income statement, net of the non-cash portion in the cash flow statement.

Year Ended
December 31, 2022
(in thousands)
Adjusted Free Cash Flow:
Net cash provided by operating activities(1)	$360,941
Subtract:
Maintenance capital(2)	(141,930)
Fixed dividends(3)	(19,245)
Adjusted Free Cash Flow(4)	$199,766
__________
(1)    On a consolidated basis.
(2)    Maintenance capital is the capital required to keep annual production flat, and is calculated as follows:

Year Ended
December 31, 2022
(in thousands)
Consolidated capital expenditures(a)	$(152,921)
Excluded items(b)	10,991
Maintenance capital	$(141,930)
__________
(a)    Capital expenditures include capitalized overhead and interest and excludes acquisitions and asset retirement spending.
(b)    Comprised of the capital expenditures in our E&P segment that are related to strategic business expansion, such as acquisitions and divestitures of oil and gas properties and any exploration and development activities to increase production beyond the prior year’s annual production volumes and capital expenditures in our well servicing and abandonment segment and corporate expenditures that are related to ancillary sustainability initiatives or other expenditures that are discretionary and unrelated to maintenance of our core business. For the year ended December 31, 2022, we excluded approximately $8 million of capital expenditures in our well servicing and abandonment segment. In this period, we also excluded approximately $3 million of corporate capital expenditures, which we determined was not related to the maintenance of our baseline production.
(3)    Represents fixed dividends declared which are included in the “Dividends declared on common stock” line in the consolidated statement of stockholders’ equity.
(4)    Adjusted Free Cash Flow was not a metric utilized by the Company prior to 2022.